                                                                   Exhibit 10.24










--------------------------------------------------------------------------------

                                CREDIT AGREEMENT

                                   DATED AS OF

                                JANUARY 25, 2002

                                 BY AND BETWEEN

                                 vFINANCE, INC.,
                                   AS BORROWER

                                       AND

                               UBS AMERICAS INC.,
                                    AS LENDER

--------------------------------------------------------------------------------

                                TABLE OF CONTENTS


                                                                                      Page
                                                                                      ----
ARTICLE I               DEFINITIONS......................................................1
   Section 1.01.        Defined Terms....................................................1
   Section 1.02.        Terms Generally.................................................11
   Section 1.03.        Accounting Terms; GAAP..........................................12

ARTICLE II              THE CREDITS.....................................................12
   Section 2.01.        Commitments.....................................................12
   Section 2.02.        Request for Loans...............................................12
   Section 2.03.        Funding of Loans................................................13
   Section 2.04.        Termination and Reduction of Commitments........................13
   Section 2.05.        Repayment of Loans; Evidence of Debt............................13
   Section 2.06.        Prepayment of Loans.............................................14
   Section 2.07.        Fees............................................................14
   Section 2.08.        Interest........................................................15
   Section 2.09.        Increased Costs.................................................15
   Section 2.10.        Break Funding...................................................16
   Section 2.11.        Taxes...........................................................16
   Section 2.12.        Payments Generally..............................................17

ARTICLE III             REPRESENTATIONS AND WARRANTIES..................................17
   Section 3.01.        Organization; Powers............................................17
   Section 3.02.        Authorization; Enforceability...................................18
   Section 3.03.        Governmental and Third Party Approvals; No Conflicts............18
   Section 3.04.        Financial Condition; No Material Adverse Change.................18
   Section 3.05.        Properties......................................................19
   Section 3.06.        Litigation and Environmental Matters............................19
   Section 3.07.        Compliance With Laws and Agreements.............................20
   Section 3.08.        Investment and Holding Company Status...........................20
   Section 3.09.        Taxes...........................................................20
   Section 3.10.        ERISA...........................................................20
   Section 3.11.        Disclosure......................................................20
   Section 3.12.        Capital Structure...............................................20
   Section 3.13.        Federal Reserve Regulations.....................................21
   Section 3.14.        Post Retirement Benefit Obligations.............................21
   Section 3.15.        Membership in Exchange; Registration............................21
   Section 3.16.        Guaranteed Subsidiaries.........................................21
   Section 3.17.        SIPC Assessments................................................21
   Section 3.18.        Examining Authority and SRO.....................................21
   Section 3.19.        Indebtedness....................................................21
   Section 3.20.        Brokers.........................................................21
   Section 3.21.        Securities Filings..............................................21

ARTICLE IV              CONDITIONS......................................................22
   Section 4.01.        Initial Conditions..............................................22
   Section 4.02.        Continuing Conditions...........................................23

ARTICLE V               AFFIRMATIVE COVENANTS...........................................23
   Section 5.01.        Financial Statements and Other Information......................23
   Section 5.02.        Notice of Material Events.......................................25
   Section 5.03.        Existence; Conduct of Business..................................25
   Section 5.04.        Payment of Obligations..........................................26
   Section 5.05.        Maintenance of Properties.......................................26
   Section 5.06.        Insurance.......................................................26
   Section 5.07.        Books and Records; Inspection and Audit Rights..................26
   Section 5.08.        Compliance With Laws............................................26
   Section 5.09.        Use of Proceeds.................................................26
   Section 5.10.        Owners' Equity..................................................26
   Section 5.11.        Net Capital.....................................................26
   Section 5.12.        Compliance With Contractual Obligations.........................27

ARTICLE VI              NEGATIVE COVENANTS..............................................27
   Section 6.01.        Limitations on Indebtedness.....................................27
   Section 6.02.        Liens...........................................................28
   Section 6.03.        Fundamental Changes.............................................28
   Section 6.04.        Investments, Loans, Advances, Guarantees and Acquisitions.......29
   Section 6.05.        Asset Sales.....................................................29
   Section 6.06.        Sale and Leaseback Transactions.................................30
   Section 6.07.        Restricted Payments.............................................30
   Section 6.08.        Certain Payments of Indebtedness................................30
   Section 6.09.        Transactions with Affiliates....................................31
   Section 6.10.        Restrictive Agreements..........................................31
   Section 6.11.        Amendment of Material Documents.................................31
   Section 6.12.        Fiscal Year.....................................................31
   Section 6.13.        Restrictions on Use of Proceeds; Margin Stock...................32

ARTICLE VII             EVENTS OF DEFAULT...............................................32
   Section 7.01.        Events of Default...............................................32
   Section 7.02.        Remedies........................................................34

ARTICLE VIII            MISCELLANEOUS...................................................35
   Section 8.01.        Notices.........................................................35
   Section 8.02.        Waivers; Remedies; Amendments...................................36
   Section 8.03.        Expenses; Indemnity; Damage Waiver..............................36
   Section 8.04.        Successors and Assigns; Other Persons...........................37
   Section 8.05.        Survival........................................................37
   Section 8.06.        Counterparts; Integration; Effectiveness........................38
   Section 8.07.        Severability....................................................38
   Section 8.08.        Right of Set-off................................................38
   Section 8.09.        Governing Laws; Jurisdiction; Consent to Service of Process.....38
   Section 8.10.        Waiver of Jury Trial............................................39
   Section 8.11.        Headings........................................................40
   Section 8.12.        Confidentiality.................................................40


SCHEDULES

Schedule 3.03 - Approvals

Schedule 3.06 - Disclosed Matters

Schedule 3.07 - Licenses and Approvals; Filings and Notices

Schedule 3.12 - Capital Structure

Schedule 3.16 - Guaranteed Subsidiaries

Schedule 3.21 - Securities Filings

Schedule 6.01 - Existing Indebtedness

Schedule 6.02 - Existing Liens

EXHIBITS

Exhibit A - Form of Subordination Agreement

Exhibit B - Form of Promissory Note

Exhibit C - Form of Opinion of Borrower's Counsel

Exhibit D - Forms of Opinions of Counsel to SBI INVESTMENTS (USA) INC.

                  CREDIT AGREEMENT dated as of January 25, 2002 (this "Agreement"), by and between vFinance, Inc., a Delaware corporation (the "Borrower" or the "Company"), and UBS Americas Inc., a Delaware corporation (the "Lender").
                  -------------------------------------------------------


                  WHEREAS, the Borrower has requested the Lender make revolving loans to the Borrower in an aggregate principal amount of up to $1,500,000 at any one time outstanding prior to the Commitment Increase Date (as hereinafter defined) and of up to $3,000,000 at any one time outstanding following the Commitment Increase Date; and

                  WHEREAS, the Lender is willing to make such loans on the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows.

                                    ARTICLE I

                                   DEFINITIONS

                  Section 1.01. DEFINED TERMS. As used in this Agreement, the following terms have the meanings specified below:

                  "AFFILIATE" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

                  "APPLICABLE LIBOR MARGIN" means (a) in the case of a Loan which is repaid in full within a period less than or equal to one full LIBOR Interest Period, 2%, and (b) in the case of a Loan which is repaid in full within a period greater than one full LIBOR Interest Period, 5%.

                  "BOARD" means the Board of Governors of the Federal Reserve System of the United States of America, or any successor entity to the functions of the Board of Governors of the Federal Reserve System.

                  "BORROWING REQUEST" has the meaning assigned to such term in
Section 2.02.

                  "BUSINESS DAY" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City or United States national securities exchanges are authorized or required by law to remain closed.

                  "CAPITAL LEASE OBLIGATIONS" of any Person means the obligations of such person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

                  "CHANGE IN CONTROL" means (a) any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the SEC under the Exchange Act), directly or indirectly, of voting Equity Interests of the Borrower (or other securities convertible into such voting Equity Interests) representing 20% (40% in the case of SBI INVESTMENTS and its Affiliates) or more of the combined voting power of all outstanding voting Equity Interests of the Borrower (assuming conversion of all securities beneficially owned by such Person or Persons convertible into voting Equity Interests of the Borrower), (b) during any period of up to 24 consecutive months, commencing after the date of this Agreement, individuals who at the beginning of such 24-months period were directors of the Borrower (together with any new directors whose election or nomination for election to the board of directors of the Borrower was approved by 662/3% of the directors who were either in office at the beginning of such period or whose election or nomination for election to the board of the Borrower was previously so approved) shall cease for any reason (other than due to death or disability or, in the case of directors in office on the date of this Agreement, retirement in the ordinary course or pursuant to contractual agreements in effect on the date of this Agreement) to constitute a majority of the board of directors of the Borrower, or (c) the Borrower ceases to own and control a majority of the voting rights associated with all of the Equity Interests of any Regulated Affiliate, except to the extent such interests shall be reduced by Permitted Issuances.

                  "CHANGE IN LAW" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by the Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

                  "CLEARING AGREEMENT" means the Clearing Agreement, dated August 17, 1993, between Correspondent Services Corporation and First Colonial Securities Group, Inc., as extended to First Level Capital, Inc. by a Secondary Clearing Agreement, dated February 21, 2001, among Correspondent Services Corporation, First Colonial Securities Group, Inc. and First Level Capital, Inc., as the same from time to time has been, or may be, amended, extended, supplemented, restated or otherwise modified.

                  "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

                  "COMMITMENT" means the obligation of the Lender to make Loans to the Borrower in an aggregate principal amount not to exceed at any one time outstanding (a) $1,500,000 prior to the Commitment Increase Date, and (b) $3,000,000 following the Commitment Increase Date; provided, that the then effective maximum Commitment shall be reduced (or terminated, as the case may be) in accordance with the terms of Section 2.04 and Section 7.02.

                  "COMMITMENT COMMENCEMENT DATE" means the first date on or by which all of the following events shall have occurred: (a) the execution of this Agreement; (b) the closing of the First Tranche; and (c) the conditions precedent set forth in Section 4.01 shall have been met.

                  "COMMITMENT INCREASE DATE" means the first date on which both of the following conditions shall have been satisfied: (i) the closing of the Second Tranche shall have occurred, and (ii) the Borrower shall have delivered to the Lender amended Schedules to this Agreement (to be effective from their date of delivery) which are in form and substance acceptable to the Lender in its sole and absolute discretion.

                  "COMMITMENT TERMINATION DATE" means the Maturity Date or such earlier date of termination of the Commitments pursuant to Section 7.02.

                  "CONTROL" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise "Controlling" and "Controlled" have meanings correlative thereto.

                  "DEFAULT" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

                  "DISCLOSED MATTERS" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.06 prior to the Commitment Increase Date and, on and after the Commitment Increase Date, in Schedule 3.06 as amended as contemplated by the definition of Commitment Increase Date.

                  "DOLLARS" or "$" refers to lawful money of the United States of America.

                  "ENVIRONMENTAL LAWS" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered unto by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.

                  "ENVIRONMENTAL LIABILITY" means, as to any Person, airy liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of such Person directly or indirectly resulting front or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

                  "EQUITY INTERESTS" means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person or any right, whether or not contingent, to acquire any of the foregoing.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

                  "ERISA AFFILIATE" means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the

Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code, "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan;
(e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA. "Event of Default" has the meaning assigned to such term in Section 7.01.

                  "EXAMINING AUTHORITY" means the "Examining Authority" (as defined in Rule 15c3-1) of the relevant Regulated Affiliate. References herein to the Examining Authority shall also be deemed to refer to any other domestic exchange, board of trade, clearing association or similar organization of which the relevant Regulated Affiliate is a member (or with which it has qualified for privileges).

                  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

                  "EXCHANGE FILINGS" means, as to any Person, all financial information and reports filed by such Person, with all national securities exchanges or associations of which it is a member (including, without limitation, the SEC, the NYSE, the NASD and any relevant Canadian exchange or association), including, without limitation, its monthly and quarterly Financial and Operational Combined Uniform. Single Reports, any amendment or supplements to its Form BD, and any reports on Form U-4 or Form U-5 relating to such Person's principals, together with any amendments or supplements to any of the foregoing information or reports, in each case including all attachments and exhibits thereto.

                  "EXCLUDED TAXES" means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal place of business is located, but only to the extent such recipient is liable for tax on net income in such jurisdiction on amounts in addition to those derived from sources or capital situated in such jurisdiction and (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located.

                  "FILINGS AND NOTICES" has the meaning assigned to such term in
Section 3.07.

                  "FINANCIAL OFFICER" means the chief financial officer, principal accounting officer, treasurer or controller of any Person.

                  "FINANCING TRANSACTIONS" means the execution, delivery and performance thereunder by the Borrower of the Loan Documents, the borrowing of Loans and the use of the proceeds thereof.

                  "FIRST TRANCHE" means the closing of sales of Equity Interests in, or Subordinated Debt of, the Borrower which result in aggregate net cash proceeds to the Borrower of not less than $1,500,000, pursuant to the terms of the Investment Agreement, a Share Purchase Agreement, dated as of December 18, 2001, between Critical Infrastructure (BVI) LP and the Borrower, a Share Purchase Agreement, dated as of December 21, 2001, between Innovex Partners and the Borrower and any other agreements with parties, and in form and substance, satisfactory to Lender in Lender's sole and absolute discretion.

                  "FISCAL YEAR" means the period of twelve consecutive months ending December 31st of each calendar year.

                  "FOCUS REPORTS" has the meaning ascribed to such term in
Section 5.01(e).

                  "FORM BD" means, as to any Person, the uniform broker-dealer registration form submitted by such Person from time to time in compliance with Rule 15b1-1 promulgated by the SEC under the Exchange Act.

                  "GAAP" means generally accepted accounting principles in the United States of America.

                  "GOVERNMENTAL AUTHORITY" means the government of the United States of America, Canada or any other nation, including without limitation, the British Virgin Islands and the Republic of China, or any political subdivision thereof, whether state, province or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any self-regulatory organization as defined under the Exchange Act (including, without limitation, the NASD and the NYSE).

                  "GUARANTEE" of or by any Person (the "GUARANTOR") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "PRIMARY OBLIGOR") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect,
(a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation, or (e) otherwise to assure a creditor against loss; PROVIDED, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

                  "HAZARDOUS MATERIALS" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

                  "HEDGING AGREEMENT" means any interest rate, currency or commodity swap agreement, interest rate cap agreement, interest rate collar agreement, or other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

                  "INDEBTEDNESS" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments; (c) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (d) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured
by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, valued at the lesser of (i) the stated or determinable amount of the Indebtedness that is so secured or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), and (ii) the fair market value of such property, (f) all Guarantees by such Person of Indebtedness of others, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances, (j) all obligations of such Person under all Hedging Agreements, valued at the amount that would then be payable by such Person thereunder upon an early termination thereof, (k) all obligations relating to short sales of securities, and (l) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person or any warrants, rights or options to acquire any such Equity Interests. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

                  "INDEMNIFIED TAXES" means Taxes other than Excluded Taxes.

                  "INDEMNITEE" has the meaning assigned to such term in Section 8.03(b).

                  "INFORMATION" has the meaning assigned to such term in Section 8.12.

                  "INVESTMENT AGREEMENT" means that certain Note Purchase Agreement, dated November 28, 2001, by and between SBI INVESTMENTS and the Borrower, as amended by letter agreements dated November 30, 2001, December 14, 2001 and December 28, 2001, executed SBI INVESTMENTS and the Borrower.

                  "KNOWLEDGE" means, with respect to any Person, the actual knowledge of such Person and/or of any officer, director, partner or member of such Person, and an individual shall be deemed to have actual knowledge of a particular fact, circumstance or other matter if such Person is actually aware (or in the exercise of due diligence should be aware) of or has received notice of such fact, circumstance or other matter.

                  "LIBOR" shall mean, with respect to each LIBOR Interest Period for each Loan, the rate determined by the Lender to be the arithmetic mean of the offered rates for deposits in U.S. dollars in the London interbank market with a maturity of 30 days as quoted on the Reuters Screen LIBOR Page at approximately 11:00 a.m. two Business Days prior to the first day of such LIBOR Interest Period.

                  "LIBOR INTEREST PERIOD" shall mean, with respect to each Loan, each 30 day period beginning on the date such Loan is borrowed and ending on the numerically corresponding day (or, if there is no numerically corresponding day, the last day) of the month that is 30 days after such beginning date.

                  "LICENSES AND APPROVALS" has the meaning assigned to such term in Section 3.07.

                  "LIEN" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

                  "LOAN DOCUMENTS" means this Agreement, the Promissory Note, the Subordination Agreement and all other agreements, instruments, documents, certificates and notices whether heretofore, now or hereafter executed by or on behalf of the Borrower and delivered to the Lender in connection with this Agreement or the transactions contemplated hereby.

                  "LOANS" means the loans made by the Lender to the Borrower pursuant to Section 2.01.

                  "MATERIAL ADVERSE EFFECT" means a material adverse effect on
(a) the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower individually, or together with its Affiliates taken as a whole, (b) the ability of the Borrower to perform any of its obligations under any Loan Document, or (c) the rights of, or benefits available to, the Lender under any Loan Document other than as the result of the action or inaction of the Lender.

                  "MATERIAL INDEBTEDNESS" means Indebtedness (other than the Loans) in an aggregate principal amount exceeding $100,000.

                  "MATURITY DATE" means the earlier to occur of the third anniversary of the execution of this Agreement or the expiration or termination of the Clearing Agreement.

                  "MINIMUM NET CAPITAL" means, as to any Person, the minimum amount of net capital required to be maintained in respect of such Person pursuant to applicable laws, rules and regulations, including, without limitation, those of the SEC and the NASD concerning requirements of net capital, as such term is defined in Rule 15c3-1.

                  "MOODY'S" means Moody's Investors Service, Inc.

                  "MULTIEMPLOYER PLAN" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "NASD" means National Association of Securities Dealers.

                  "NYSE" means the New York Stock Exchange.

                  "OTHER TAXES" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made under any Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, any Loan Document.

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "PERMITTED ENCUMBRANCES" means:

                  (a) Liens imposed by law for taxes that are not yet subject to penalties or are being contested in compliance with Section 5.04;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.04;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

                  (e) judgment liens in respect of judgments that do not constitute an Event of Default under clause (j) of Section 7.01;

                  (f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any of its Subsidiaries;

                  (g) Liens in favor of a landlord on equipment in the premises leased from such landlord securing the lease obligations owed to such landlord; and

                  (h) other Liens securing obligations which do not exceed, in the aggregate, $500,000; PROVIDED that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "PERMITTED INVESTMENTS" means:

                  (a) direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;

                  (b) investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody's;

                  (c) investments in certificates of deposit, banker's acceptances and time deposits maturing within 270 days from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized or doing business under the laws of the United States of America or any State thereof and which has a combined capital and surplus and undivided profits of not less than $500,000,000;

                  (d) fully collateralized repurchase agreements with a term of not more than 30 days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause
(c) above; and

                  (e) transactions permitted pursuant to Section 5.09.

                  "PERMITTED ISSUANCES" means issuances by the Borrower or its Subsidiaries of Equity Interests (in one transaction or a series of transactions) to their respective employees or consultants, as well as pursuant to the Investment Agreement and the agreement referred to in the definition of "Second Tranche", PROVIDED, that, the aggregate amount of all such issuances shall not result in (a) a Change in Control, (b) the Borrower ceasing to own and control a majority of the voting rights associated with all of the ownership interests of any Subsidiary, or (c) an adverse effect on the rights of UBS under this Agreement, the Loan Documents or the Clearing Agreement. In addition, "Permitted Issuances" shall include any issuance of Equity Interests in excess of the foregoing; PROVIDED, that: (I) Lender consents to such Permitted Issuances, which consent shall not be unreasonably withheld so long as such Permitted Issuances do not adversely affect the benefits received by UBS under this Agreement, the Loan Documents or the Clearing Agreement, and (II) any Loan proceeds that have been loaned or contributed to, or otherwise utilized in the business conducted by any such Subsidiary pursuant to this Agreement shall be repaid to Lender prior to such Permitted Issuances.

                  "PERSON" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity, whether or not incorporated.

                  "PLAN" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "PROMISSORY NOTE" has the meaning assigned to such term in
Section 2.05(b).

                  "REGULATED AFFILIATE" means any Subsidiary of the Borrower regulated as a broker-dealer pursuant to Rule 15c3-1.

                  "RELATED PARTIES" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "RESTRICTED PAYMENT" means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any of its Subsidiaries, except a dividend or distribution payable solely in common stock of the Borrower, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of or the recission of any offering of, any Equity Interests in the Borrower or any of its Subsidiaries.

                  "RULE 15C3-1" means Rule 15c3-1, including the appendices thereto, as promulgated by the SEC under the Exchange Act (17 CFR 240.15c3-1), as such rule may be amended from time to time, or any rule or regulation of the SEC which replaces Rule 15c3-1.

                  "S&P" means Standard & Poor's Ratings Services, a division of McGraw Hill Companies, Inc.

                  "SBI INVESTMENTS" means SBI INVESTMENTS (USA) INC., formerly known as Best Finance Investments Limited, a corporation organized under the laws of the British Virgin Islands.

                  "SEC" means the Securities Exchange Commission.

                  "SECOND TRANCHE" means the closing of a sale of the Equity Interests in, or Subordinated Debt of, the Borrower, pursuant to the terms of agreements between SBI INVESTMENTS and the Borrower, in form and substance reasonably satisfactory to the Lender and its counsel, which results in net cash proceeds to the Borrower of not less than $1,500,000 (without giving effect to any offset by SBI INVESTMENTS of amounts owed by the Company to it or any of its Affiliates), in addition to the First Tranche.

                  "SENIOR DEBT" means the Loan and other obligations of the Borrower under the Loan Documents.

                  "SIPC" means the Securities Investor Protection Corporation established pursuant to the provisions of the Securities Investor Protection Act, as amended.

                  "SRO" means the self-regulatory organization designated as the designated self-regulatory organization of each Regulated Affiliate pursuant to a plan filed with the NASD.

                  "SUBORDINATED DEBT" means obligations of the Borrower for borrowed money which (i) is not guaranteed by any other Person, (ii) requires no payment of principal (whether by sinking fund, redemption or otherwise) to be made prior to the first anniversary of the Maturity Date, and (iii) is subordinated in right of payment to the Loans and other obligations of the Borrower under the Loan Documents pursuant to a Subordination Agreement and such Subordination Agreement shall have been executed by the Borrower, the creditor and the Lender and delivered to the Lender.

                  "SUBORDINATION AGREEMENT" means a Subordination Agreement in the form annexed hereto as Exhibit A.

                  "SUBSIDIARY" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, directly or indirectly owned, Controlled or held by the parent. "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "UBS" means the Lender and/or any of its Affiliates.

                  "WITHDRAWAL LIABILITY" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  Section 1.02. TERMS GENERALLY. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein),
(b) any reference to any law, rule or regulation herein shall be construed as referring to any amendment or modification of such law, rule or regulation, (c) any reference herein to any person shall be construed to include such Person's successors and assigns, (d) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  Section 1.03. ACCOUNTING TERMS; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in.-10- effect from time to time; PROVIDED, that, if the Borrower notifies the Lender that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision, regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II
                                   THE CREDITS

                  Section 2.01. COMMITMENTS. Subject to the terms and conditions set forth herein, the Lender agrees to make Loans to the Borrower from time to time on any Business Day during the period from the Commitment Commencement Date until the Commitment Termination Date, in an aggregate principal amount at any one time outstanding up to but not exceeding the then effective Commitment. Amounts borrowed under this Section 2.01 may be repaid, prepaid and reborrowed pursuant to this Article II.

                  Section 2.02. REQUEST FOR LOANS. To request a Loan, the Borrower shall notify the Lender of such request by telephone not later than 11:00 a.m., New York City time, at least one Business Day before the date of borrowing (such notification being a "Borrowing Request"). Such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Lender of a written Borrowing Request in a form approved by the Lender and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information:

                           (a) the aggregate amount of such Loan, which shall be an integral multiple of $100,000;

                           (b) the date of such Loan, which shall be at least two Business Days before the Commitment Termination Date; and

                           (c) the location and number of the account to which funds are to be disbursed.

                  In addition, the Borrowing Request shall be accompanied by a certificate executed by a Financial Officer of the Borrower, confirming that the conditions precedent set forth in Section 4.02 of this Agreement are true as of the date of the Borrowing Request, and will be true as of the date of the proposed Loan, and detailing the use of the Loan proceeds. In addition, the Borrower shall provide any additional information requested by the Lender with respect to the use of the Loan proceeds. The provision of any such information and the making by Lender of any Loan shall not be construed as an approval by Lender of the use of the proceeds, or a waiver by the Lender of any provision of this Agreement or any other Loan Document.

                  Section 2.03. FUNDING OF LOANS. Subject to the conditions hereof, the Lender will make the Loans available to the Borrower by promptly transferring the amounts to the account designated by the Borrower in the Borrowing Request.

                  Section 2.04. TERMINATION AND REDUCTION OF COMMITMENTS.

                  (a) The Commitment shall terminate at 5:00 p.m., New York City time, on the Commitment Termination Date.

                  (b) The Borrower may at any time, at its option, prior to the Commitment Termination Date terminate the Commitment in whole or reduce the Commitment in part; provided, that no such termination or reduction shall result in the aggregate principal amount of the outstanding Loans exceeding the maximum amount of the Commitment then in effect. Any reduction of a part of the Commitment pursuant to this Section 2.04(b) shall be in a minimum amount of $100,000 or a higher integral multiple of $100,000, unless the then effective Commitment is less than $100,000, in which case any reduction pursuant to this Section shall be equal to the amount of the then effective Commitment.

                  (c) The Borrower shall notify the Lender of any election to reduce or terminate the Commitment under paragraph (b) of this Section at least one Business Day prior to the effective date of such reduction or termination, specifying such election and the effective date thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable, and any termination or reduction of the Commitment shall be permanent.

                  Section 2.05. REPAYMENT OF LOANS; EVIDENCE OF DEBT.


                  (a) The Borrower agrees to repay the outstanding principal amount of each Loan, all accrued interest thereon and all accrued fees and other amounts payable under this Agreement on or by the Maturity Date.

                  (b) The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from each Loan made by the Lender, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder. The Loans shall be evidenced by a promissory note substantially in the form of Exhibit B, attached hereto (the "Promissory Note"). The Borrower shall prepare, execute and deliver to the Lender a Promissory Note payable to the order of the Lender in a principal amount equal to $3,000,000.

                  (c) The entries made in the accounts maintained pursuant to paragraph (b) of this Section or made on any grid or attachment to the Promissory Note described in paragraph (b) of this Section shall, absent manifest error, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, that the failure of the Lender to maintain such accounts or grid or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                  Section 2.06. PREPAYMENT OF LOANS.


                  (a) The Borrower shall have the right at any time, at its option, to prepay any Loan in whole or in part, subject to the requirements of this Section and Section 2.10. The Borrower shall notify the Lender by telephone (confirmed by telecopy) of any prepayment hereunder, at least one Business Day before the date of any optional prepayment pursuant to this Section 2.06(a). Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Loan or portion thereof to be prepaid. Each partial prepayment of any Loan shall be in a minimum amount of $100,000 or a higher integral multiple of $100,000, unless an aggregate amount of less than $100,000 remains outstanding, in which case, a prepayment may be made in an amount equal to the remaining outstanding amount.

                  (b) Notwithstanding anything to the contrary in Section 2.05(a), to the extent that, on any Business Day, there is an increase in the number of clearing transactions conducted by any Regulated Affiliate through UBS attributable to the (i) acquisition by the Borrower or any Regulated Affiliate of all or substantially all of the assets of or Equity Interests in an entity which is regulated as a broker-dealer pursuant to Rule 15c3-1, (ii) entry by the Borrower or a Regulated Affiliate into a line of business in which neither the Borrower nor any Regulated Affiliate was engaged on the Commitment Commencement Date, or (iii) hiring by the Borrower or a Regulated Affiliate of four or more brokers in one or a series of related transactions, then, in each case, the Borrower shall make a mandatory prepayment of principal in an amount equal to such excess multiplied by $1.00. Such prepayments shall be made on the earlier of the Commitment Termination Date and a date which is not later than 15 days after the end of the calendar quarter in which the relevant excess clearing transactions shall have occurred. All determinations as to required prepayments of principal pursuant to this Section 2.06(b) shall be made by the Lender in its reasonable judgment. A certificate of the Lender setting forth in good faith and reasonable detail the basis of and amount of any required prepayment of principal pursuant to this Section 2.06(b) shall be delivered to the Borrower and shall, absent manifest error, be conclusive and binding on all parties hereto.

                  (c) Each prepayment of a Loan pursuant to this Section 2.06 shall be accompanied by accrued interest to the extent required by Section 2.08 and be subject to the provisions of Section 2.10.

                  (d) Subject to Section 2.10, any prepayment pursuant to this
Section 2.06 may be made without premium or penalty.

                  Section 2.07. FEES. The Borrower shall pay to the Lender a commitment fee at a rate equal to the 0.15% per annum on the daily average unused portion of the Commitment. Such commitment fee shall accrue from the date hereof to the Commitment Termination Date and shall be due and payable quarterly in arrears on the last day of each March, June, September and December and on the Commitment Termination Date. Such commitment fee shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day).

                  Section 2.08. INTEREST.

                  (a) The Borrower agrees to pay interest on each Loan at a rate equal to LIBOR plus the Applicable LIBOR Margin.

                  (b) Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, then all outstanding Loans shall bear interest at the a rate equal to LIBOR plus the Applicable LIBOR Margin, plus 2% per annum.

                  (c) Accrued interest on each Loan shall be payable in arrears on the last day of each calendar month; PROVIDED that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand or, in the absence of demand, in arrears on the last day of each calendar month, and (ii) in the event of any repayment or prepayment of any Loan pursuant to Section 2.06, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

                  (d) All interest hereunder shall be computed on the basis of a year of 360 days, and in each case, shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                  Section 2.09. INCREASED COSTS.


                  (a) If the Lender reasonably determines that any Change in Law shall:

                           (i) impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender, or

                           (ii) impose on the Lender any other condition affecting this Agreement;

and the result of any of the foregoing shall be to materially reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

                  (b) If the Lender reasonably determines that any Change in Law regarding capital requirements has or would have the effect of materially reducing the rate of return on the Lender's capital, if any, as a consequence of this Agreement or the Loans made by the Lender, to a level below that which the Lender could have achieved but for such Change in Law (taking into consideration the Lender's policies with respect to capital adequacy), then from time to time the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender for any such reduction suffered.

                  (c) A certificate of the Lender setting forth in good faith and in reasonable detail the basis of and the amount or amounts necessary to compensate the Lender as specified in, paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 20 days after receipt thereof.

                  (d) Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate the Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender's intention to claim compensation therefor; PROVIDED, FURTHER, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

                  Section 2.10. BREAK FUNDING. In the event of the failure to borrow or prepay any Loan on the date specified in any notice delivered pursuant hereto, the Borrower shall compensate the Lender for the amount which is sufficient to compensate the Lender for the loss, cost and expense incurred by it attributable to such event. A certificate of the Lender setting forth in good faith and in reasonable detail the basis of and the amount or amounts that the Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                  Section 2.11. TAXES.

                  (a) Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided, that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made,
(ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Lender within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder or under any other Loan Document (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Such written demand shall include a certificate setting forth in reasonable detail the type and amount of Indemnified Taxes or Other Taxes. Any such certificate submitted in good faith by the Lender shall, absent manifest error, be conclusive and binding on all parties hereto.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return or any other documentation reporting or relating to such payment and any other evidence of such payment reasonably satisfactory to the Lender.

                  Section 2.12. PAYMENTS GENERALLY.

                  (a) The Borrower shall make each payment required to be made by it hereunder or under any other Loan Document (whether of principal, interest, fees, or of amounts payable under Sections 2.09, 2.10 or 2.11, or otherwise) prior to the time expressly required hereunder or under such other Loan Document for such payment (or, if no such time is expressly required, prior to 5:00 p.m., New York City time), on the date when due, and in any event on or prior to the Commitment Termination Date, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Lender at its address given for notice purposes pursuant to Section 8.01, except that payments pursuant to Sections
2.11 and 8.03 shall be made directly to the Persons entitled thereto and payments pursuant to other Loan Documents shall be made to the Persons specified therein. The Lender shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof, and at the Borrower's cost if the relevant Person is not an Affiliate of the Lender. If any payment under any Loan Document shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under each Loan Document shall be made in Dollars.

                  (b) If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of fees and other amounts (excluding principal and interest) then due hereunder,
(ii) second, towards payment of interest then due hereunder, and (iii) last, towards payment of principal then due hereunder.

                                   ARTICLE III
                         REPRESENTATIONS AND WARRANTIES

                  The Borrower represents and warrants to the Lender that:

                  Section 3.01. ORGANIZATION; POWERS. Each of the Borrower and its Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, is duly registered or licensed and is in good standing under all applicable rules and regulations or stated policy or practice of any "self-regulatory organization" as defined under the

Exchange Act or any other regulatory body or Examining Authority and has all requisite corporate, limited liability company or partnership power and authority to carry on its business as now conducted and, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

                  Section 3.02. AUTHORIZATION; ENFORCEABILITY. The Financing Transactions entered into or to be entered into by the Borrower are within its powers and have been duly authorized by all necessary action, corporate, limited liability company or otherwise. This Agreement has been duly.-15- executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower, will constitute, a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

                  Section 3.03. GOVERNMENTAL AND THIRD PARTY APPROVALS; NO CONFLICTS. The Financing Transactions (a) do not require any consent or approval of registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect, each of which is disclosed on Schedule 3.03, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of the Borrower or any of its Subsidiaries or any order of any Governmental Authority, (c) will not violate or result in a default under any agreement or other instrument binding upon the Borrower or any of its Subsidiaries, or their respective assets, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Subsidiaries and
(d) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

                  Section 3.04. FINANCIAL CONDITION; NO MATERIAL ADVERSE CHANGE.

                  (a) The Borrower has heretofore furnished to the Lender (i) the audited consolidated and consolidating balance sheets and statements of income, owners' equity and cash flows of the Borrower and its Subsidiaries as of and for the years ended December 31, 1999 and December 31, 2000, reported on by Ernst & Young LLP, the Borrower's independent auditors, and (ii) the unaudited consolidated and consolidating balance sheets and statements of income, owner's equity and cash flows of the Borrower and its Subsidiaries for the nine month period ended September 30, 2001, duly certified by a Financial Officer of the Borrower as being correct and complete in all material respects. Such financial statements present fairly, in all material respects, the consolidated and consolidating financial position and results of operations and cash flows of the Borrower and its Subsidiaries as of such dates and for such periods in accordance with GAAP.

                  (b) Except as disclosed in the financial statements referred to above or the notes thereto and except for the Disclosed Matters, neither the Borrower nor any of its Subsidiaries has any material contingent liabilities, unusual long-term commitments or unrealized losses.

                  (c) Each Regulated Affiliate has net capital at the time of execution of this Agreement in an amount that is at least equal to 120% of Minimum Net Capital in respect of such Person; the aggregate amount of net capital needed to raise the net capital of each such Person to 150% of Minimum Net Capital for all such Persons aggregates not more than $500,000; and immediately following the closing of the First Tranche, and without effect to any Loan given pursuant to this Agreement, each such Person shall have net capital in an amount that is at least equal to 150% of the Minimum Net Capital in respect of such Person.

                  (d) There has been no material adverse change in the business, assets, operations, prospects or condition, financial or otherwise, of the Borrower and its Subsidiaries, taken as a whole, or of the Borrower, individually, since December 31, 2000.

                  Section 3.05. PROPERTIES.

                  (a) Each of the Borrower and its Subsidiaries has good title to, or valid leasehold interests in, all real and personal property material to its respective business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and none of such property is subject to any Lien except for Liens permitted under Section 6.02.

                  (b) Except for the Disclosed Matters, each of the Borrower and its Subsidiaries owns, or is licensed to use, all trademarks, trade names, copyrights, patents and other intellectual property material to its business, and, to the Knowledge of the Borrower, the use thereof by the Borrower and/or its Subsidiaries, as applicable, does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

                  Section 3.06. LITIGATION AND ENVIRONMENTAL MATTERS.

                  (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the Knowledge of the Borrower, threatened against or affecting the Borrower or any of its Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters), or (ii) that involve any of the Loan Documents or the Financing Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability, or (iv) has Knowledge of any basis for any Environmental Liability.

                  (c) Since the date hereof, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

                  Section 3.07. COMPLIANCE WITH LAWS AND AGREEMENTS. Each of the Borrower and its Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority and all other agreements and other instruments binding upon it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing. Each of the Borrower and its Subsidiaries has all licenses, permits, consents and approvals (collectively, "LICENSES AND APPROVALS") from or by, and has made all filings (including, without limitation, all Exchange Filings) with, and has given all notices (such filings and notices being the "FILINGS AND NOTICES") to, all Governmental Authorities having jurisdiction.

                  Schedule 3.07 hereto sets forth all such Licenses and Approvals and all such Filings and Notices madesince December 31, 2000, the absence of which would result in a Material Adverse Effect.

                  Section 3.08. INVESTMENT AND HOLDING COMPANY STATUS. The Borrower is not (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

                  Section 3.09. TAXES. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has timely paid or caused to be paid all Taxes required to have been paid by it, except Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or the relevant Subsidiary, as the case may be, has set aside adequate reserves.

                  Section 3.10. ERISA. Neither the Borrower nor any of its ERISA Affiliates sponsors, maintains or contributes to, or has had an obligation to sponsor, maintain or contribute to, a Plan or a Multiemployer Plan. Neither the Borrower nor any of its ERISA Affiliates has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

                  Section 3.11. DISCLOSURE. None of the reports, certificates or other written information furnished by or on behalf of the Borrower to the Lender in connection with the negotiation of this Agreement or any other Loan Document delivered hereunder or thereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that, with respect to projected financial information, the Borrower represents and warrants only that such information represents the Borrower's expectations regarding future performance, based upon historical information and reasonable assumptions.

                  Section 3.12. CAPITAL STRUCTURE. Schedule 3.12 sets forth (a) the name and ownership interest of each director and officer of the Borrower and each "beneficial owner" (as such term is defined in the Exchange Act) of five percent or more of the Equity Interests of the

Borrower, and (b) the ownership interest of the Borrower in each of its Subsidiaries, in each case as of the date hereof.

                  Section 3.13. FEDERAL RESERVE REGULATIONS. No part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" or "margin security" within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by the Lender, the Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U. Similarly, no part of the proceeds of any Loans will be used for "buying" or "carrying" any "margin stock" or "margin security" within the respective meanings of each of the quoted terms under Regulation T of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board. If requested by the Lender, the Borrower will furnish to the Lender a statement to the foregoing effect in conformity with the requirements of FR Form T-4 referred to in said Regulation T. Not more than 25% of the value of the assets of the Borrower, or of the Borrower and its Subsidiaries on a consolidated basis, may be attributed to such "margin stock" or "margin securities."

                  Section 3.14. POST RETIREMENT BENEFIT OBLIGATIONS. Except as set forth in the financial statements referred to in Section 3.01, the Borrower and its Subsidiaries have no material liability with respect to "expected post retirement benefit obligations" within the meaning of Statement of Financial Accounting Standards No. 106.

                  Section 3.15. MEMBERSHIP IN EXCHANGE; REGISTRATION. Each Regulated Affiliate is duly registered as a broker-dealer with the SEC and in each state in which the conduct of its business requires such registration.

                  Section 3.16. GUARANTEED SUBSIDIARIES. Except as set forth in
Schedule 3.16 hereto, no Regulated Affiliate has any Subsidiary for which it has guaranteed, endorsed or assumed directly or indirectly the obligations or liabilities.

                  Section 3.17. SIPC ASSESSMENTS. No Regulated Affiliate is in arrears with respect to any assessment made upon it by SIPC.

                  Section 3.18. EXAMINING AUTHORITY AND SRO. The NASD has been designated as and currently is the "Examining Authority" for each Regulated Affiliate and the SRO for each Regulated Affiliate.

                  Section 3.19. INDEBTEDNESS. All Indebtedness of the Borrower and each Regulated Affiliate outstanding on the date hereof is fully and accurately described in Schedule 6.01 hereto.

                  Section 3.20. BROKERS. The Borrower has taken no action that would give rise to any claim by any person for brokerage commissions, finder's fees or similar payments relating to this Agreement and the transactions contemplated hereby.

                  Section 3.21. SECURITIES FILINGS. Subject to the matters discussed in Schedule 3.21, the Borrower's Exchange Filings as at the respective dates of such filings did not make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made not misleading.

                                   ARTICLE IV
                                   CONDITIONS

                  Section 4.01. INITIAL CONDITIONS. The obligation of the Lender to make the initial Loan is subject to the satisfaction (or waiver in accordance with Section 8.02) of each of the following conditions precedent on or before the date of such Loan:

                  (a) The Lender (or its counsel) shall have received from the Borrower either (i) a counterpart of this Agreement signed on behalf of the Borrower or (ii) written evidence satisfactory to the Lender (which may include telecopy transmission of a signed signature page of this Agreement) that the Borrower has signed a counterpart of this Agreement.

                  (b) The Lender shall have received the Promissory Note signed on behalf of Borrower.

                  (c) The Lender shall have received favorable written opinions (addressed to the Lender) of Edwards & Angell, LLP, counsel for the Borrower, substantially in the form(s) attached hereto as EXHIBIT C. The Borrower hereby requests such counsel to deliver such opinions.

                  (d) The Lender shall have received such documents and certificates as the Lender or its counsel may reasonably request relating to the organization, existence and good standing of the Borrower and each of its Subsidiaries, the authorization of the Financing Transactions and any other legal matters relating to the Borrower and each of its Subsidiaries, the Loan Documents and the Financing Transactions (including, without limitation, if requested by Lender, copies or other evidence of any Licenses and Approvals listed on Schedule 3.07 and copies of any Filings and Notices made or given by or received by the Borrower or any of its Subsidiaries since December 31, 2000 listed on Schedule 3.07), all in form and substance reasonably satisfactory to the Lender and its counsel.

                  (e) The Lender shall have received a certificate signed by the President or a Vice President or the Financial Officer of the Borrower, confirming that the representations and warranties of the Borrower set forth in the Loan Documents are true and correct and that no Default has occurred and is continuing.

                  (f) The Lender shall have received all fees and other amounts due and payable on or prior to the date hereof, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or under any other Loan Document.

                  (g) All Licenses and Approvals necessary or, in the opinion of the Lender, advisable in connection with the Financing Transactions shall have been obtained, all necessary consents of any other third party shall have been obtained or entered into, and all Filings and Notices necessary or, in the opinion of the Lender, advisable shall have been made.

                  (h) An extension, in form and substance satisfactory to the Lender, of the Clearing Agreement, shall have been executed and delivered, and shall be in full force and effect, as extended.

                  (i) The Investment Agreement shall be in form and substance satisfactory to the Lender and shall have been executed and delivered by the parties thereto. The closing of the First Tranche, and the Borrower shall have received net cash proceeds of not less than $1,500,000 pursuant thereto, shall have occurred.

                  (j) The Borrower, SBI INVESTMENTS and the Lender shall have entered into the Subordination Agreement, and the Lender shall have received favorable written opinions (addressed to the Lender) of Loeb & Loeb LLP, and Hewlett Beck and Arad, each counsel to SBI INVESTMENTS, in the forms attached hereto as Exhibit D.

                  Section 4.02. CONTINUING CONDITIONS. The obligations of the Lender to make the Loans (including the initial Loan) are subject to the satisfaction of each of the following conditions precedent as of the date such Loan is made.

                  (a) REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Borrower set forth in the Loan Documents (and on and after the Commitment Increase Date such representations and warranties as amended by the revised Schedules delivered in connection with the Commitment Increase Date), and the representations and warranties of SBI INVESTMENTS set forth in the Subordination Agreement, shall be true and correct on and as of such date as if made on and as of such date, except to the extent that such representations and warranties expressly relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date; and

                  (b) NO DEFAULT. No Default shall have occurred and be continuing on such date or will result from such Loan.

                  Each delivery of a Borrowing Request shall constitute a representation and warranty by the Borrower as of the date of such Loan that the conditions contained in this Section 4.02 shall have been satisfied.

                                    ARTICLE V
                              AFFIRMATIVE COVENANTS

                  Until the Commitment has expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full, the Borrower covenants and agrees with the Lender that:

                  Section 5.01. FINANCIAL STATEMENTS AND OTHER INFORMATION. The Borrower will furnish to the Lender:

                  (a) within 90 days after the end of each Fiscal Year of the Borrower (plus up to an additional fifteen days, provided the Borrower files a timely Form 12b-25 with the SEC pursuant to Rule 12b-25 under the Exchange Act and provides written notice to the Lender within one day of such filing), its audited consolidated and consolidating balance sheets and related statements of operations, owners' equity and cash flows as of the end of and for such Fiscal Year, setting forth in each case in comparative form the figures of the previous Fiscal Year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated and consolidating financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP;

                  (b) within 45 days after the end of each of the first three fiscal quarters of each Fiscal Year of the Borrower (plus up to an additional five days, provided the Borrower files a timely Form 12b-25 with the SEC pursuant to Rule 12b-25 under the Exchange Act and provides written notice to the.-20- Lender within one day of such filing), its consolidated and consolidating balance sheets and related statements of operations, owners' equity and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the Fiscal Year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous Fiscal Year, all certified by a Financial Officer as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated and consolidating basis in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clauses (a) and (b) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default exists or is continuing as of the date of such certificate and, if a Default exists or is continuing, specifying the details thereof and any action taken or proposed to be taken with respect thereto, and (ii) stating whether any material change in GAAP or in the application thereof (in either case affecting the financial statements furnished hereunder) has occurred since the date hereof and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate, unless such change and the effects thereof have been described in a previous certificate;

                  (d) promptly following receipt thereof, copies of any letters received by the Borrower from its independent accountants regarding any material matters arising in the course of any audit;

                  (e) promptly upon the filing thereof, copies of all monthly and quarterly Financial and Operational Combined Uniform Single Reports ("FOCUS Reports"), all amendments or supplements to its Form BD, all other Exchange Filings, and all attachments and exhibits to such documents;

                  (f) promptly upon receipt thereof, a copy of the results of any examination, investigation or audit by any Governmental Authority;

                  (g) within 10 days of the end of each fiscal month of the Borrower, a report certified by a Financial Officer certifying (i) the number of clearing transactions conducted by all Regulated Affiliates through UBS for each Business Day of such preceding fiscal month, and (ii) the total number of clearing transactions attributable, in the reasonable judgment of the Borrower, to the (x) acquisition by the Borrower or any Regulated Affiliate of all or substantially all of the assets of or Equity Interests in an entity which is regulated as a broker-dealer pursuant to Rule 15c3-1, (y) entry by the Borrower or a Regulated Affiliate into a line of business in which neither the Borrower nor any Regulated Affiliate was engaged on the Commitment Commencement Date, and (z) hiring by the Borrower or a Regulated Affiliate of four or more brokers in one or a series of related transactions; and

                  (h) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of the Borrower and any of its Subsidiaries, or compliance with the terms of any Loan Document, as the Lender may reasonably request.

                  Section 5.02. NOTICE OF MATERIAL EVENTS. The Borrower will furnish to the Lender prompt (but in no event more than 2 Business Days after the relevant occurrence) written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, investigation, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower and its Subsidiaries in an aggregate amount exceeding $500,000; and

                  (d) the occurrence of any merger, consolidation, liquidation or dissolution permitted by Section 6.03(a); and

                  (e) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

                  Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other senior executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

                  Section 5.03. EXISTENCE; CONDUCT OF BUSINESS. The Borrower will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and all of its Licenses and Approvals and, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect, all of its other rights, privileges, franchises, patents, copyrights, trademarks and trade names; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03. The Borrower will, and will cause each of its Subsidiaries to, conduct business in a manner substantially equivalent with its past practice.

                  Section 5.04. PAYMENT OF OBLIGATIONS. The Borrower will, and will cause each of its Subsidiaries to, pay its Indebtedness and other obligations, including Tax liabilities, before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary, as the case may be, has set aside adequate reserves with respect thereto in accordance with GAAP, (c) such contest effectively suspends collection of the contested obligation, and the enforcement of any Lien securing such obligation, and (d) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

                  Section 5.05. MAINTENANCE OF PROPERTIES. The Borrower will, and will cause each of its Subsidiaries to, keep and maintain all property material to the conduct of its respective business in good working order and condition, ordinary wear and tear excepted.

                  Section 5.06. INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurance companies, insurance in such amounts (with no greater risk retention) and against such risks as are customarily maintained by companies engaged in the same or similar businesses operating in similar locations. The Borrower will furnish to the Lender information in reasonable detail as to the insurance so maintained.

                  Section 5.07. BOOKS AND RECORDS; INSPECTION AND AUDIT RIGHTS. The Borrower will, and will cause each of its Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Subsidiaries to, permit any representatives designated by the Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times during normal business hours and as often as reasonably requested.

                  Section 5.08. COMPLIANCE WITH LAWS. The Borrower will, and will cause each of its Subsidiaries to, comply with all laws, rules, regulations and orders of all Governmental Authorities applicable to it or its property, except where the failure to do so, individually or in the aggregate, does not have a Material Adverse Effect.

                  Section 5.09. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans solely for the purposes of (a) expansion of the brokerage business of the Borrower or its Subsidiaries, including acquisitions (by means of permitted mergers, consolidations, purchase of stock or assets or otherwise) by the Borrower or any Subsidiary of the Borrower of all or part of any brokerage business, and/or (b) investments in infrastructure necessary to expand the business of the Borrower or any of its Regulated Affiliates.

                  Section 5.10. OWNERS' EQUITY. The Borrower will maintain owners' equity in compliance with GAAP of at least $7,000,000.

                  Section 5.11. NET CAPITAL. The Borrower, if applicable, will, and will cause each of its Regulated Affiliates to, maintain net capital in an amount that is at least equal to 150% of Minimum Net Capital in respect of such Person. In the event that the excess net capital of

Borrower, if applicable, or any of its Regulated Affiliates falls below 150% of Minimum Net Capital in respect of such Person, the Borrower shall provide the Lender with a copy of such Person's computation of net capital under the Exchange Act promptly after the end of the month to which such computation applies, unless such Person files monthly FOCUS Reports, in which event prompt delivery of such FOCUS Reports to the Lender pursuant to Section 5.01(e) of this Agreement shall satisfy this requirement.

                  Section 5.12. COMPLIANCE WITH CONTRACTUAL OBLIGATIONS. The Borrower will comply, and will cause its Subsidiaries to comply, with any contractual obligation of the Borrower or any of its Subsidiaries, as the case may be, including, but not limited to, any provision of any Equity Interests issued by such Person or of any agreement, instrument or undertaking to which such Person is a party, or by which it or any of its respective assets is bound, if non-compliance with such contractual obligation would be reasonably likely to have a Material Adverse Effect.

                                   ARTICLE VI
                               NEGATIVE COVENANTS

                  Until the Commitment has expired or terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder have been paid in full, the Borrower covenants and agrees with the Lender that:

                  Section 6.01. LIMITATIONS ON INDEBTEDNESS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness created under the Loan Documents;

                  (b) Indebtedness of the Borrower or any of its Subsidiaries existing on the date hereof and set forth in Schedule 6.01, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof or increase the amount or nature of the collateral with respect thereto;

                  (c) Indebtedness of the Borrower or any of it
Subsidiaries incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof or result in an earlier maturity date or decreased weighted average life thereof; provided, that (i) such Indebtedness is incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, and (ii) the aggregate principal amount of Indebtedness permitted by this clause (c) shall not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets;

                  (d) Indebtedness of the Borrower or any of its Subsidiaries under any Hedging Agreement entered into in the ordinary course of business and with the prior written consent of the Lender, which consent shall not be unreasonably withheld;

                  (e) Subordinated Debt of the Borrower not to exceed an aggregate of $3,000,000, incurred pursuant to the Investment Agreement, and the agreements referred to in the definition of "Second Tranche"; and

                  (f) unsecured Indebtedness of the Borrower or any of its Subsidiaries not permitted by any other clause of this Section in an aggregate principal amount of all such Indebtedness at any one time outstanding up to but not exceeding $500,000.

                  Notwithstanding the foregoing, the Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Indebtedness owing to SBI INVESTMENTS (other than Borrower's Indebtedness permitted by clause (e) above) or its Affiliates.

                  Section 6.02. LIENS. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any of its assets now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Liens created under the Loan Documents;

                  (b) Permitted Encumbrances;

                  (c) any Lien on any property or asset of the Borrower or any of its Subsidiaries existing on the date hereof and set forth in Schedule 6.02; provided, that (i) such Lien shall not apply to any other property or asset of the Borrower or any of its Subsidiaries, and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (d) any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any of its Subsidiaries; PROVIDED, that (i) such Lien is not created in contemplation of or in connection with such acquisition, (ii) such Lien shall not apply to any other property or assets of the Borrower or any of its Subsidiaries, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof; and

                  (e) security interests on fixed or capital assets acquired, constructed or improved by the Borrower; PROVIDED, that (i) such security interests secure Indebtedness permitted by clause (c) of Section 6.01,
(ii) such security interests and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets, and (iv) such security interests shall not apply to any other property or assets of the Borrower or any of its Subsidiaries.

                  Section 6.03. FUNDAMENTAL CHANGES.

                  (a) The Borrower will not, and will not permit any of its Subsidiaries to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing, then: (i) any of its Subsidiaries may merge into the Borrower in a transaction in which the Borrower is the surviving entity, or (ii) any of the Borrower's Subsidiaries may merge into any other of its Subsidiaries in a transaction in which the surviving entity is a Subsidiary of the Borrower.

                  (b) The Borrower will not, and will not permit any of its Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Subsidiaries on the date hereof and businesses reasonably related or incidental thereto.

                  Section 6.04. INVESTMENTS, LOANS, ADVANCES, GUARANTEES AND ACQUISITIONS. The Borrower will not, and will not permit any of its Subsidiaries to, purchase, hold or acquire (including pursuant to any merger with any Person that was not a wholly owned Subsidiary prior to such merger) any Equity Interests in or evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any capital contribution to or any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any assets of any other Person constituting a business unit, except:

                  (a) Permitted Investments;

                  (b) investments existing on the date hereof and set forth on
Schedule 6.04 (but not additional or follow-on investments without the Lender's prior written consent, which consent shall not be unreasonably withheld);

                  (c) capital contributions by the Borrower to, or investments by the Borrower in Equity Interests in, its wholly-owned Subsidiaries;

                  (d) investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business; and

                  (e) loans and advances to employees for moving, entertainment, travel and other similar expenses incurred in the ordinary course of business; provided, that the aggregate principal amount of such loans and advances by the Borrower and its Subsidiaries outstanding at any one time does not exceed $100,000.

                  Section 6.05. ASSET SALES. Except as otherwise specifically provided herein, the Borrower will not, and will not permit any of its Subsidiaries to, sell, transfer, lease or otherwise dispose of any of its respective assets, including any Equity Interest owned by it, nor will the Borrower issue any additional Equity Interest in the Borrower or permit any of its Subsidiaries to issue any additional Equity Interest in such Subsidiary, except:

                  (a) sales of obsolete or worn out equipment and Permitted Investments, in each case in the ordinary course of business;

                  (b) sales of inventory in the ordinary course of its business;

                  (c) sales, transfers and dispositions to the Borrower or a wholly-owned Subsidiary of the Borrower, which, in the case of sales, transfers or dispositions of the Borrower's assets, do not, in the aggregate, have a value representing in excess of 5% of the aggregate value of the Borrower's assets as of the execution of this Agreement;

                  (d) Permitted Issuances; and

                  (e) sales, transfers and other dispositions of assets
(other than Equity Interests in the Borrower or a Subsidiary of the Borrower) that are not permitted by any other clause of this Section; PROVIDED, that the aggregate fair market value of all assets sold, transferred or otherwise disposed of in reliance upon this clause (e) shall not exceed $500,000 during any Fiscal Year of the Borrower;

PROVIDED, that all sales, transfers, leases, issuances and other dispositions permitted pursuant to this Section 6.05 shall be made for fair value and cash consideration.

                  Section 6.06. SALE AND LEASEBACK TRANSACTIONS. The Borrower will not, and will not permit any of its Subsidiaries to, enter into any arrangement, directly or indirectly, whereby it shall sell or transfer any real property, used or useful in its business, whether now owned or hereinafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property sold or transferred.

                  Section 6.07. RESTRICTED PAYMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, make, or agree to make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that (i) any Subsidiary of the Borrower may pay dividends and make distributions to the Borrower, and (ii) the Borrower and its Subsidiaries may make the Restricted Payments set forth on Schedule 6.07.

                  Section 6.08. CERTAIN PAYMENTS OF INDEBTEDNESS. The Borrower will not, nor will it permit any of its Subsidiaries to, make or agree to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on any Indebtedness, or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Indebtedness, except:

                  (a) payment of Indebtedness created under the Loan Documents;

                  (b) payment of regularly scheduled payments as and where due in accordance with its terms in respect of any Indebtedness, other than Subordinated Debt, permitted by Section 6.01;

                  (c) payment of principal of or interest on Subordinated Debt following the first anniversary of the Maturity Date;

                  (d) refinancing, replacement and substitution of Indebtedness to the extent permitted by Section 6.01; and

                  (e) payment of secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness.

                  Section 6.09. TRANSACTIONS WITH AFFILIATES. The Borrower will not, and will not permit any of its Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its or their respective Affiliates, except (a) transactions in the ordinary course of business that are at prices and on terms and conditions not less favorable to the Borrower or such Subsidiary, as the case may be, than could be obtained on an arm's-length basis from unrelated third parties, (b) leases or subleases of real property by Borrower or its Subsidiaries to its or their Affiliates provided that the prices with respect to any such lease or sublease, shall not be below the price paid by Borrower or its Subsidiary, as the case may be, under the relevant lease, (c) loans or contributions from the Borrower to its Subsidiaries of the proceeds of the Loans, provided that in the event of such loans, Borrower will promptly upon Lender's request, cause such Subsidiaries to assign such loans to the Lender pursuant to terms satisfactory to the Lender and deliver to the Lender in connection with such assignment all agreements, documents, certificates and opinions as the Lender shall reasonably request, and (d) as otherwise specifically permitted herein (including Section 5.09); PROVIDED, in each case, only to the extent that the value of the relevant transaction (or the aggregate value in the case of a series of related transactions) does not exceed $100,000.

                  Section 6.10. RESTRICTIVE AGREEMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any of its Subsidiaries to create, incur or permit to exist any Lien upon any of its property or assets, or (b) the ability of any of its Subsidiaries to pay dividends or other distributions to any holder of an Equity Interest in such Subsidiary or to make or repay loans or advances to the Borrower or any other Subsidiary of the Borrower or to Guarantee Indebtedness of the Borrower or any other Subsidiary of the Borrower; PROVIDED, that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by any Loan Document, (ii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any amount relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (iii) clause
(a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

                  Section 6.11. AMENDMENT OF MATERIAL DOCUMENTS. The Borrower will not, and will not permit any of its Subsidiaries to, amend, modify or terminate, or waive any of its rights under, its charter, by-laws or other organizational documents if such action could, in the opinion of the Lender, be expected to have a Material Adverse Effect.

                  Section 6.12. FISCAL YEAR. The Borrower will not, and will not permit any of its Subsidiaries to, change its fiscal year from that set forth in the definition of "Fiscal Year".

                  Section 6.13. RESTRICTIONS ON USE OF PROCEEDS; MARGIN STOCK. The Borrower will not permit (a) any part of the proceeds of any Loans to be used (i) by the Borrower or any of its Affiliates to meet, the net capital maintenance requirement contained in Section 5.11 of this Agreement, except as provided in the immediately following sentence, (ii) for "buying" or "carrying" any "margin stock" or "margin security" within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board, or (iii) for "buying" or "carrying" any "margin stock" or "margin security" within the respective meanings of each of the quoted terms under Regulation T of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board; or (b) more than 25% of the value of the assets of the Borrower, or the Borrower and its Subsidiaries on a consolidated basis, to be attributable to or derived from any such "margin stock" or "margin securities." Notwithstanding the immediately preceding sentence, if the Borrower or any Regulated Affiliate (x) makes an acquisition of all or substantially all of the assets of or Equity Interests in an entity which is regulated as a broker-dealer pursuant to Rule 15c3-1, (y) enters into a line of business in which neither the Borrower nor any Regulated Affiliate was engaged in on the Commitment Commencement Date, or (z) hires four or more brokers in one or more series of related transactions, and, as a result thereof, any one or more Regulated Affiliates falls below the net capital maintenance requirement contained in Section 5.11 of this Agreement, the Borrower shall be permitted to use the proceeds of any Loans to meet such requirement.

                                   ARTICLE VII
                                EVENTS OF DEFAULT

                  Section 7.01. EVENTS OF DEFAULT. Each of the following events, individually, shall constitute an "Event of Default":

                  (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in Section 7.01(a)) payable under this Agreement or any other Loan Document to which it is a party, when and as the same shall become due and payable;

                  (c) any representation or warranty made or deemed made by or on behalf of the Borrower in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made or shall be breached;

                  (d) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.03 (with respect to the existence of the Borrower), 5.04, 5.09, 5.10, 5.11, 5.12 and in Article VI;

                  (e) the Borrower shall fail to observe or perform any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Section 7.01) and such failure shall continue unremedied for a period of 10 Business Days after notice thereof from the Lender to the Borrower;

                  (f) except (i) as set forth on Schedule 7.01(f) prior to the Commitment Increase Date or (ii) on and after the Commitment Increase Date except as set forth on Schedule 7.01(f) as amended as contemplated by the definition of Commitment Increase Date, the Borrower or any of its Subsidiaries shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable beyond the period of grace, if any, applicable thereto; or any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (with or without the giving of notice, the lapse of time or both) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided, that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness to the extent such Indebtedness is paid when due;

                  (g) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any of its Subsidiaries or its or their respective debts, or of a substantial part of its or their respective assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its or their respective assets, and, in any such case, such proceeding or petition shall continue undismissed for 50 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (h) the Borrower or any of its Subsidiaries shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (g) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any of its Subsidiaries or for a substantial part of its or their respective assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (i) the Borrower or any of its Subsidiaries shall admit in writing its inability or fail generally to pay its debts as they become due;

                  (j) except (i) as set forth on Schedule 7.01(j) prior to the Commitment Increase Date or (ii) on and after the Commitment Increase Date except as set forth on Schedule 7.01(j) as amended as contemplated by the definition of Commitment Increase Date, one or more final judgments for the payment of money in an aggregate amount in excess of $100,000 shall be rendered against the Borrower or any of its Subsidiaries or any combination thereof and the same shall remain undischarged for a period of 20 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any of its Subsidiaries to enforce any such judgment;

                  (k) an ERISA Event shall have occurred that, in the opinion of the Lender, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a liability of the Borrower or any of its Subsidiaries in excess of $500,000 in the aggregate;

                  (l) any event, transaction, action or omission of or involving the Borrower or any of its Regulated Affiliates shall occur which the Lender reasonably believes will result in a Material Adverse Effect;

                  (m) any of the Loan Documents shall cease to be, or shall be asserted by the Borrower or other obligor thereunder not to be, in full force and effect;

                  (n) a Change in Control shall occur;

                  (o) the Clearing Agreement shall terminate or shall cease to be in full force and effect or any event of default under the Clearing Agreement shall occur, which (to the extent, and only to the extent, that any cure period is permitted or provided for) is not timely cured in accordance with the terms of the Clearing Agreement;

                  (p) the making of an application by SIPC for a decree adjudicating that customers of a Regulated Affiliate are in need of protection under the Securities Investor Protection Act, as amended, and the failure of such Regulated Affiliate to obtain the dismissal of such application within 30 days;

                  (q) the SEC shall revoke the registration of a Regulated Affiliate as a broker-dealer;

                  (r) the Examining Authority shall suspend or revoke a Regulated Affiliate's status as a member thereof; or

                  (s) the Borrower or any of its Subsidiaries shall make any payment in respect of Subordinated Debt, or the Borrower or any holder of Subordinated Debt shall fail to observe any provisions of the Subordination Agreement.

                  Section 7.02. REMEDIES. Notwithstanding anything to the contrary in Section 2.05(a), upon the occurrence of an Event of Default, and in every such event (other than an event with respect to the Borrower described in clauses (g) or (h) of Section 7.01), and at any time the during the continuance of such event, the Lender may, by notice to the Borrower, take either or both of the following actions, at the same or different times; (i) terminate the Commitment, and thereupon the Commitment shall terminate immediately, and (ii) declare the Loans then outstaying to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower, and in case of any event with respect to the Borrower described in clauses (g) or (h) of Section 7.01, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Borrower. Any amount (whether of principal, interest, fees or otherwise) payable hereunder or under any other Loan Document which is not paid when due shall bear interest, payable on demand, from and including the date of default until paid in full at the rate provided for in Section 2.08(b).

                                  ARTICLE VIII
                                  MISCELLANEOUS

                  Section 8.01. NOTICES. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

     (a) if to the Borrower, to it at: vFinance, Inc.
                                       3010 North Military Trail, Suite 300
                                       Boca Raton, Florida 33431
                                       Attention: Leonard J.  Sokolow
                                       Telephone No.:  561-981-1000
                                       Telecopier No.: 561-981-1089

         with a copy to:               Edwards & Angell, LLP
                                       600 Corporate Drive, #514
                                       Ft. Lauderdale, Florida 33334
                                       Attention: Leslie J. Croland, P.A.
                                       Telephone No.:  954-491-8050
                                       Telecopier No.: 954-351-7175

     (b) if to the Lender, to it at:   UBS Americas Inc.
                                       c/o Correspondent Services Corporation
                                       1285 Avenue of the Americas
                                       11th Floor
                                       New York, New York 10019
                                       Attention: Michael Dura
                                       Telephone No.:  212-713-4640
                                       Telecopier No.: 212 373-6468

         with copies to:               UBS Americas Inc.
                                       c/o UBS PaineWebber Inc.
                                       1285 Avenue of the Americas

                                       18th Floor
                                       New York, New York 10019
                                       Attention: Mark N. Klein, Esq.
                                       Telephone No.:  212-713-9159
                                       Telecopier No.: 212-713-2114.

                                       Reitler Brown LLC
                                       800 Third Avenue
                                       21st Floor
                                       New York, New York 10022
                                       Attention: Edward G. Reitler, Esq.
                                       Telephone No.:  212-209-3050
                                       Telecopier No.: 212-371-5500

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall, be deemed to have been given on the date of receipt.

                  Section 8.02. WAIVERS; REMEDIES; AMENDMENTS.

                  (a) No failure or delay by the Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Lender hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have at law or in equity. No waiver of any provision of any Loan Document or consent by the Lender to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or Knowledge of such Default at the time.

                  (b) Neither this Agreement nor any other Loan Document, nor any provision hereof or thereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

                  Section 8.03. EXPENSES; INDEMNITY; DAMAGE WAIVER.

                  (a) The Borrower shall reimburse the Lender for all out-of-pocket costs and expenses incurred by the Lender, including the reasonable fees, charges and disbursements of any counsel for the Lender, in connection with the preparation, negotiation, enforcement or protection of its rights or remedies under the Loan Documents or with respect to the Loans made hereunder, including all such out-of- pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

                  (b) The Borrower shall indemnify the Lender, and each of its Related Parties (each such Person being called an "INDEMNITEE") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with or as a result of (i) the execution or delivery of any Loan Document or any other agreement or instrument contemplated hereby, the performance (or non-performance) by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the Financing Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; PROVIDED, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Financing Transactions, any Loan or the use of the proceeds thereof.

                  (d) All amounts due under this Section shall be payable promptly after written demand therefor.

                  Section 8.04. SUCCESSORS AND ASSIGNS; OTHER PERSONS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby (including, without limitation, pursuant to Sections 8.03 and 8.08), the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                  Section 8.05. SURVIVAL. All covenants, agreements, representations and warranties made by the Borrower in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lender and shall survive the execution and delivery of the Loan Documents and the making of any Loans, regardless of any investigation made by the Lender or on its behalf and notwithstanding that the Lender may have had notice or Knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitment has not expired or terminated. The provisions of Sections 2.09, 2.10, 2.11, 8.03, 8.08, 8.09, 8.10, 8.12 and this Section 8.05, shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitment or the termination of this Agreement or any provision hereof.

                  Section 8.06. COUNTERPARTS; INTEGRATION; EFFECTIVENESS. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties hereto relating to the subject matter hereof or thereof and supersede any and all previous agreements and understandings, oral or written, among the parties hereto relating to the subject matter hereof or thereof. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  Section 8.07. SEVERABILITY. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  Section 8.08. RIGHT OF SET-OFF. If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates are hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Lender or any of its Affiliates to or for the credit or the account of the Borrower and any of its Subsidiaries (including, without limitation, all settlement deposit accounts, all security deposits, all accounts which are the proprietary accounts of the Borrower and all commissions, securities or other property of the Borrower held by or on behalf of the Lender or any of its Affiliates) against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The Lender shall give the Borrower notice of any such set-off promptly following such set-off; provided, however, that any failure to give such notice shall not in any manner affect the effectiveness of such set-off. The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of set-off) which the Lender may have.

                  Section 8.09. GOVERNING LAWS; JURISDICTION; CONSENT TO SERVICE OF PROCESS.

                  (a) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

                  (b) The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. No party hereto will raise as a defense to any such action or proceeding that, or move for dismissal of any such action or proceeding on the grounds that, the claims are required to be arbitrated. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against the Borrower or its properties in the courts of any jurisdiction, at law or in equity.

                  (c) The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                  (d) Borrower agrees that Lender's remedy at law for any breach of any of the Borrower's obligations, warranties, representations or covenants under this Agreement will be inadequate, and that Lender will be entitled to apply for and obtain injunctive relief to restrain the breach of, or otherwise specifically enforce, its rights under this Agreement.

                  (e) The Borrower irrevocably consents to service of process in the manner provided for notices in Section 8.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  Section 8.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY 1N ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  Section 8.11. HEADINGS. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  Section 8.12. CONFIDENTIALITY. The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its Affiliates, directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information), (b) to the extent requested by any regulatory, governmental or quasi-governmental authority having jurisdiction or its counsel, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder (but only to the extent that the same cannot be effected or proceed absent such disclosure), (f) with the consent of the Borrower, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Lender on a nonconfidential basis from a source other than the Borrower or a party subject to similar confidentiality restrictions. For the purposes of this Section, "INFORMATION" means all non-public information, received from the Borrower or its Subsidiaries pursuant to this Agreement relating to the Borrower or its Subsidiaries or Affiliates (other than such information that is available to the Lender prior to disclosure by the Borrower or any of its Subsidiaries) including but not limited to customers, proprietary traders, customer data and proprietary trader data (including information which can be used to identify customers and proprietary traders, such as names, addresses, telephone numbers, tax identification numbers, social security numbers, etc.), customer trade data, proprietary trader trade data, technology, financial data, strategic business plans, product development, equity and commission schedules, financial and other contractual arrangements, training materials and marketing plans, in each case to the extent labeled or identified in writing as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised such degree of care to maintain the confidentiality of such Information as a reasonable business Person would accord to its own confidential information under the circumstances.

                            [SIGNATURE PAGE FOLLOWS]

                        [Credit Agreement Signature Page]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                       VFINANCE, INC.



                                       By: /s/ Leonard J. Sokolow
                                          --------------------------------------
                                           Name:  Leonard J. Sokolow
                                           Title:  CEO and President


                                       UBS AMERICAS INC.



                                       By: /s/ Regina Dolan
                                           -------------------------------------
                                           Name: Regina Dolan
                                           Title: Managing Director



                                       By: /s/ Mark Klein
                                           -------------------------------------
                                           Name: Mark Klein
                                           Title:  Asst. Secretary

                                   EXHIBIT A

                            SUBORDINATION AGREEMENT

                                    EXHIBIT B

                                 PROMISSORY NOTE

$3,000,000                                                      January 25, 2002

                  FOR VALUE RECEIVED, the undersigned, vFINANCE, INC., a Delaware corporation (the "BORROWER"), hereby unconditionally promises to pay to the order of UBS Americas Inc. (the "LENDER"), at the office of UBS Paine Webber Inc., 1285 Avenue of the Americas, New York, New York, 10019, in lawful money of the United States of America and in immediately available funds, on the Maturity Date, the principal amount of THREE MILLION DOLLARS ($3,000,000), or, if less, the aggregate unpaid principal amount of all Loans made by the Lender to the Borrower pursuant to the Credit Agreement, as hereinafter defined. The Borrower further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in such Credit Agreement.

                  The holder of this promissory note is authorized to endorse on the grid annexed hereto and made a part hereof, or on a continuation thereof which shall be attached hereto and made a part hereof, the date and amount of each Loan made pursuant to the Credit Agreement and the date and amount of each payment or prepayment of principal thereof. Each such endorsement shall, absent manifest error, be PRIMA FACIE evidence of the existence and amounts of the obligation of the Borrower to repay the Loans in accordance with the terms of the Credit Agreement. The failure to make any such endorsement or any error in such endorsement shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of the Credit Agreement.

                  This promissory note has been issued pursuant to the Credit Agreement, dated as of January 25, 2002 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), between the Borrower and the Lender, and is subject to the provisions of the Credit Agreement.

                  The Credit Agreement, among other things, (i) provides for the making of loans (each, a "LOAN") by the Lender to the Borrower from time to time in an aggregate amount not to exceed at any time outstanding the United States Dollar amount first above mentioned, the indebtedness of the Borrower resulting from each such Loan being evidenced by this promissory note, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.

                  The indebtedness evidenced by this promissory note constitutes Senior Debt for the purposes of, and the holder of this promissory note is entitled to the benefits of, a Subordination Agreement, dated as of January 25, 2002, among the Borrower, the Lender and SBI INVESTMENTS (USA) INC., a corporation organized under the laws of the British Virgin Islands.

                  All capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

                  The Borrower and any endorser of this promissory note hereby waive presentment, demand, protest and notice of any kind. No failure to exercise, and no delay in exercising, any rights hereunder on the part of the holder of this promissory note shall operate as a waiver of such rights.

                  THIS PROMISSORY NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES.

                                       vFINANCE, INC.

                                       By:
                                           -------------------------------------
                                       Name:
                                             -----------------------------------
                                       Title:
                                             -----------------------------------

                     PROMISSORY NOTE DATED JANUARY 25, 2002

                             ISSUED PURSUANT TO THE

                                CREDIT AGREEMENT

                                 BY AND BETWEEN

                      VFINANCE, INC. AND UBS AMERICAS INC.

                                JANUARY 25, 2002

                         LOANS AND PAYMENTS OF PRINCIPAL


                                               Amount of Principal       Unpaid Principal
      Date             Amount of Loan            Paid or Prepaid              Balance              Notation Made By
      ----             --------------          -------------------       ----------------          ----------------

----------------- -------------------------- ------------------------ ------------------------ --------------------------

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----------------- -------------------------- ------------------------ ------------------------ --------------------------

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

                                    EXHIBIT C

                      FORM OF OPINION OF BORROWER'S COUNSEL

                                                                January 25, 2002



UBS Americas Inc.
c/o UBS PaineWebber Inc.
1285 Avenue of the Americas
New York, New York 10019



                           RE:      CREDIT AGREEMENT BETWEEN
                                    UBS AMERICAS INC. AND VFINANCE, INC.


Ladies and Gentlemen:

         We have acted as special outside counsel to vFinance, Inc., a Delaware corporation (the "BORROWER"), and are rendering this opinion pursuant to Section 4.01(c) of the Credit Agreement dated as of January 25, 2002 (the "CREDIT AGREEMENT") between the Borrower and UBS Americas Inc. (the "LENDER"). Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such capitalized terms in the Credit Agreement. In such capacity, we have specifically examined the following documents, all of even date herewith (unless otherwise noted):

         1. The Credit Agreement;

         2. The Promissory Note executed by Borrower in favor of Lender;

         3. The Subordination Agreement;

         4. The Certificate of Incorporation of Borrower;

         5. The Bylaws of Borrower;

         6. Good Standing Certificate of the Office of the Secretary of State of the State of Delaware for Borrower, dated November 14, 2001; and

         7. Resolutions of the Board of Directors of the Borrower.

         The items described in 1, 2 and 3 above are hereinafter referred to as the "CREDIT DOCUMENTS." The items described in 4 through 7 above are hereinafter referred to as "GOVERNING DOCUMENTS." We have examined either original, certified copies or copies otherwise authenticated to our satisfaction of the Credit Documents, records of the Borrower, the Governing Documents, certificates of public officials and of officers and representatives of the Borrower and its Subsidiaries and such other documents and certificates and such matters of law as we have deemed necessary or advisable to examine in order to furnish the opinions herein expressed.

         As to all questions of fact material to this opinion that have not been independently established, we have relied on the Officer's Certificate attached hereto as Exhibit "A" and the representations and warranties of the Borrower made in the Credit Documents.

         For purposes of this opinion, we have assumed (a) the due authorization, execution and delivery by the Lender of the Credit Agreement and Subordination Agreement, (b) the due authorization, execution and delivery by SBI Investments (USA) Inc. f/k/a Best Finance Investments Limited ("SBI Investments") of the Subordination Agreement (c) the authenticity and completeness of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed, facsimile or photostatic copies, (d) the enforceability of the Credit Agreement and Subordination Agreement against the Lender, (e) the enforceability of the Subordination Agreement against SBI Investments, (f) that the Lender has all requisite power, and has taken all necessary action, to enter into and deliver the Credit Agreement and Subordination Agreement, and to effect the transactions contemplated thereby, and (g) that SBI Investments has all requisite power, and has taken all necessary actions, to enter into and deliver the Subordination Agreement, and to effect the transactions contemplated thereby.

         Statements herein as to our knowledge with respect to, or to the effect that we have no knowledge with respect to or are not aware of, the existence, nonexistence or absence of facts are not intended to signify that we have undertaken an independent investigation with reference to such facts and no inference relative thereto should be taken, our knowledge indicating only that of those lawyers currently practicing in our firm who have actually worked on the transactions contemplated by the Credit Documents and have actual knowledge of such facts, and our lack of knowledge or the fact that we are not aware of such facts indicating only that no information has come to the attention of such lawyers that would give us actual knowledge of such facts.

         Based upon the foregoing, we are of the opinion that:

         1. The Borrower is duly organized, validly existing and is in good standing under the laws of its jurisdiction of organization.

         2. The Borrower has all requisite corporate power and authority to own and operate its properties, to lease any properties it operates under lease and to carry on its business as now conducted.

         3. The execution, delivery and performance by the Borrower of each of the Credit Documents, and consummation of the transactions contemplated thereby, are within its powers and have been duly authorized by all necessary corporate action. Each of the Credit Documents has been duly executed and delivered by the Borrower and each of the Credit Documents constitutes the legal, valid and binding obligations of the Borrower, enforceable in accordance with its terms.

         4. The authorized capital stock of the Borrower consists of (a) 75,000,000 shares of common stock, par value $0.01 per share, of which 22,790,606 shares are outstanding, validly issued, fully paid and non-assessable, and (b) 2,500,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), of which (i) 122,500 shares have been designated as Series A Convertible Preferred Stock, all of which are outstanding, validly issued, fully paid and non-assessable, and (ii) 50,000 shares have been designated as Series B Convertible Preferred Stock, all of which are outstanding, validly issued, fully paid and non-assessable. To our knowledge, there are no preemptive rights, options, warrants or conversion privileges or other rights (or agreements for any such rights) outstanding to purchase or otherwise obtain any of the Borrower's securities or any voting agreements relating to such securities, except as set forth in the Officer's Certificate attached hereto as Exhibit "A."

         5. To our knowledge, (a) each Regulated Affiliate is duly registered, licensed and is in good standing under all applicable rules and regulations of each regulatory or self-regulatory organization, as defined under the Exchange Act, to which such Regulated Affiliate is subject, if any, including but not limited to the SEC, the NASD, the NYSE and each of the states of the United States, (b) Richard Campanella and Alvin Mirman are duly registered general securities principals of vFinance Investments, Inc., Richard Campanella and Marc Siegel are duly registered general securities principals of First Level Capital, Inc., and Jonathan Rich and Victoria Santaella are duly registered general securities principals of vFinance Capital, L.C., and (c) the Borrower and the Regulated Affiliates have complied with all federal and state registration requirements, and all periodic reports required to be filed with respect to such federal and state registration requirements are accurate and complete in all material respects. Richard Campanella, Alvin Mirman, Mark Siegel, Jonathan Rich and Victoria Santaella are hereinafter collectively referred to as the "Operating Principals."

         6. To our knowledge, (a) neither the Borrower nor any of its Subsidiaries is subject to any written agreement or written order issued by any Governmental Authority including, but not limited to, a consent agreement, consent order, memorandum of understanding or directive, any commitment letter, any supervisory letter or a cease-and-desist or other action, order or decision that restricts the conduct of its business or relates to its capital adequacy, its credit or risk management policies, its management or its business generally (each, a "REGULATORY AGREEMENT"), except for the respective membership agreements between each of the Regulated Affiliates and their respective regulatory or self-regulatory organizations, as defined under the Exchange Act;
(b) no Governmental Authority is considering issuing or requesting any other Regulatory Agreement nor is there any pending or threatened regulatory investigation; (c) none of the Borrower or the Regulated Affiliates or any of the Operating Principals has been convicted within the past ten years of any felony; and (d) none of the Operating Principals is, by reason of any misconduct, permanently or temporarily enjoined from acting in the capacities, or engaging in the activities, of a broker-dealer.

         7. The execution and delivery by the Borrower of the Credit Documents, the consummation of the transactions contemplated thereby, the borrowings by the Borrower in accordance with the terms of the Credit Documents and the performance by the Borrower of its obligations under the Credit Documents will not (a) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect, (b) to our knowledge, violate or result in any default under any written agreement or other written instrument or any order of any Governmental Authority binding upon the Borrower, its Subsidiaries or their assets, or give rise to a right of payment to be made by the Borrower or any of its Subsidiaries, (c) to our knowledge, result in the creation of or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries, or (d) otherwise violate any applicable law or regulation or the organizational documents of the Borrower or each of the its Subsidiaries.

         8. Except as set forth in the disclosure schedules to the Credit Agreement, to our knowledge, there are no pending or threatened civil or criminal actions, suits or arbitrations, administrative or governmental proceedings, investigations, examinations, audits or customer complaints against or affecting the Borrower, or its Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (b) that involve any of the Credit Documents or the Financing Transactions or (c) which would delay or prevent the Borrower from entering into or performing any of its obligations under the Credit Documents. To our knowledge, neither the Borrower, nor its Subsidiaries, is subject to any written order, decision, writ, judgment, lien, claim, decree or agreement of any kind which by its terms or effect (i) would result in a Material Adverse Effect, (ii) involve any of the Credit Documents or the Financing Transactions or (iii) would delay or prevent the Borrower from entering into or performing any of its obligations under the Credit Documents.

         9. The Borrower is not (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended, or controlled by such a company or (b) a "holding company" or a "subsidiary company" of a "holding company", as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935, as amended.

         10. The making of the Loans under the Credit Agreement will not violate Regulations T, U or X of the Board of Governors of the Federal Reserve System.

         Our opinions are qualified as follows:

         A. With respect to the opinions expressed in paragraphs 5, 6 and 8 we have not conducted any search of any indexes, dockets or other records of any federal, state or local court, administrative agency or body or of any arbitrator, and have relied as to all questions of fact upon Borrower's representations in the Credit Agreement and Officer's Certificate attached hereto as Exhibit "A."

         B. No opinion is expressed as to the effect any course of conduct or dealing that arises or develops between or among the Lender, the Borrower, or the Borrower's Subsidiaries may have on those provisions of the Credit Documents providing that the Credit Documents (or any of the provisions thereof) may be amended, changed, waived or terminated only by a written instrument (or words to such effect).

         C. The enforceability of obligations under any agreement or document with respect to which we have opined is subject to the following: (a) bankruptcy, insolvency, reorganization, moratorium, avoidance, arrangement and similar laws affecting the rights and remedies of creditors generally or the applications of principles of equity, whether in an action in law or proceeding in equity; (b) the Lender's obligation to exercise its rights in a commercially reasonable manner; (c) public policy considerations, which may limit the Lender's rights to obtain certain remedies and to indemnification (which in our opinion will not render any such agreement or document inadequate for the ultimate realization of the material benefits intended to be conferred thereby);
(d) judicial decisions, constitutional requirements, ordinances, rules and regulations (which in our opinion, will not render any Credit Document inadequate for the ultimate realization of the material benefits intended to be conferred thereby); (e) the remedy of injunctive relief, specific performance and any other equitable remedies may be unavailable in any jurisdiction or may be withheld as a matter of judicial discretion; and (f) the enforceability of any right or remedy may be subject to general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether enforceability is considered in a proceeding in equity or in law) and to the discretion of the court before which proceedings thereof may be brought. Moreover, a court may fail or refuse to enforce provisions of agreements or documents if the enforcement thereof is based upon defaults or breaches that are immaterial to the ultimate performance contemplated thereby.

         D. No opinion is expressed as to the legality, validity, or enforceability of any waiver of any legal or equitable defense, or any waiver as to trial by jury. No opinion is expressed as to any provision consenting to the jurisdiction of any specified court or to the venue of any actions, suits or proceedings or as to the extent New York law will be applied in connection with the enforcement of any of the Credit Documents by any court other than a New York state court.

         E. No opinion is expressed as to the enforceability of any provision of the Credit Documents or any agreement or documents executed in connection therewith or any right granted thereunder which expressly or by implication purports to waive broadly or vaguely stated covered rights, unknown future rights, defenses or obligations or rights granted by law, to the extent such waivers are against public policy or prohibited by law, or may be unenforceable under certain circumstances under applicable law or court decisions.

         F. No opinion is expressed as to the enforceability of any provision of the Credit Documents imposing penalties, forfeitures, increased interest rates or late payment charges upon delinquency in payment or the occurrence of a default, to the extent the same may be held to be unenforceable as a penalty, unreasonable or unconscionable or for any other similar reason as a matter of law or equity.

         G. The foregoing opinions are limited to matters involving the Federal laws of the United States of America, the Delaware General Corporation Law, the Delaware Limited Liability Company Act and the laws of the States of New York, New Jersey and Florida and we do not express any opinion as to the laws of any other jurisdiction.

         The above opinions are limited solely to the matters set forth herein. No other opinions may be inferred or implied beyond the matters expressly contained herein. We undertake no continuing obligation to inform you of changes in law or fact subsequent to the date hereof or of facts of which we become aware after the date hereof. We reserve the right to dispute any interpretation of, or reliance on, this opinion that we deem to be inaccurate or improper.

     This opinion is rendered solely for the benefit of the Lender, and solely in connection with the transactions described above and may not be relied upon by the Lender for any other purpose. No other Person shall be entitled to rely on any matter set forth herein without our prior written consent.

                                       Very truly yours,


                                       Edwards & Angell, LLP

                                   EXHIBIT "A"

                                 vFINANCE, INC.

                              OFFICER'S CERTIFICATE

         The undersigned, Leonard J. Sokolow, does hereby certify that he is, and at all times herein mentioned has been, the duly elected Chief Executive Officer and President of vFinance, Inc., a Delaware corporation (the "Borrower"), is familiar with the facts herein certified, is authorized to certify the same and executes and delivers this Officer's Certificate on behalf of the Borrower in connection with the Credit Agreement dated as of January 25, 2002 ("Credit Agreement"), between the Borrower and UBS Americas Inc. (the "Lender"). Capitalized terms not otherwise defined herein are defined as set forth in the Credit Agreement. The undersigned further certifies that:

         1. The representations and warranties of the Borrower set forth in the Credit Agreement, or any agreement or certificate delivered in connection therewith, were true and correct in all respects as of the date thereof and are true and correct in all respects as of the date hereof.

         2. The Borrower has provided or caused to be provided to Edwards & Angell, LLP (a) true, correct and complete copies of the Bylaws of the Borrower and each of its Subsidiaries as in effect on the date hereof, and (b) true, correct and complete copies of the minutes of all meetings of the Board of Directors relating to the Credit Agreement, the Promissory Note and the Subordination Agreement (collectively, the "Credit Documents").

         3. Attached hereto as SCHEDULE A are true, correct and complete copies of the written consent of the Board of Directors of the Borrower, dated January 24, 2002, authorizing the Borrower to enter into and execute each of the Credit Documents.

         4. The authorized capital stock of the Borrower consists of: (a) 75,000,000 shares of common stock, par value $0.01 per share, of which 22,790,606 shares are outstanding, validly issued, fully paid and non-assessable, and (b) 2,500,000 shares of preferred stock, par value $0.01 per share (the "Preferred Stock"), of which (i) 122,500 shares have been designated as Series A Convertible Preferred Stock, all of which are outstanding, validly issued, fully paid and non-assessable, and (ii) 50,000 shares have been designated as Series B Convertible Preferred Stock, all of which are outstanding, validly issued, fully paid and non-assessable. There are no preemptive rights or other similar privileges outstanding to purchase any of the Borrower's securities. There are 10,879,278 shares of Common Stock underlying outstanding stock options, warrants or other contractual arrangements to issue shares of Common Stock, not including the shares of Common Stock issuable pursuant to the Option Agreement and the Promissory Note to be issued to SBI Investments (USA) Inc. f/k/a Best Finance Investments Limited ("SBI Investments") under the Investment Agreement. The only voting agreement relating to the Borrower's securities is the Investor Rights Agreement which will be entered into among the Borrower, SBI Investments, Timothy Mahoney, Leonard J. Sokolow and Genesis Partners, Inc.

         5. Each Regulated Affiliated is duly registered, licensed and in good standing under all applicable rules and regulations of each regulatory or self-regulatory organization, as defined under the Exchange Act, to which such Regulated Affiliate is subject, if any, including but not limited to the SEC, the NASD, the NYSE and each of the states of the United States. Richard Campanella and Alvin Mirman are duly registered general securities principals of vFinance Investments, Inc., Richard Campanella and Marc Siegel are duly registered general securities principals of First Level Capital, Inc., and Jonathan Rich and Victoria Santaella are duly registered general securities principals of vFinance Capital, L.C. Richard Campanella, Alvin Mirman, Mark Siegel, Jonathan Rich and Victoria Santaella are hereinafter collectively referred to as the "Operating Principals." The Borrower and the Regulated Affiliates have complied with all federal and state registration requirements, and all periodic reports required to be filed with respect to such federal and state registration requirements are accurate and complete in all material respects.

         6. Neither the Borrower nor any of its Subsidiaries is subject to any written agreement or written order issued by any Governmental Authority including, but not limited to, a consent agreement, consent order, memorandum of understanding or directive, any commitment letter, any supervisory letter or a cease-and-desist or other action, order or decision that restricts the conduct of its business or relates to its capital adequacy, its credit or risk management policies, its management or its business generally (each, a "Regulatory Agreement"), except for the respective membership agreements between each of the Regulated Affiliates and their respective regulatory or self-regulatory organizations, as defined under the Exchange Act. No Governmental Authority is considering issuing or requesting any other Regulatory Agreement nor is there any pending or threatened regulatory investigation. None of the Borrower or the Regulated Affiliates or any of the Operating Principals has been convicted within the past 10 years of any felony. None of the Operating Principals is, by reason of any misconduct, permanently or temporarily enjoined from acting in the capacities, or engaging in the activities, or a broker-dealer.

         7. The execution and delivery by the Borrower of the Credit Documents, the consummation of the transactions contemplated thereby, the borrowings by the Borrower in accordance with the terms of the Credit Documents and the performance by the Borrower of its obligations under the Credit Documents will not violate or result in any default under any written agreement or other written instrument binding upon the Borrower, its Subsidiaries or their assets, or give rise to a right of payment to be made by the Borrower or any of its Subsidiaries.

         8. Except as set forth in the disclosures schedules to the Credit Agreement, there are no pending or threatened civil or criminal actions, suits or arbitrations, administrative or governmental proceedings, investigations, examinations, audits or customer complaints against or affecting the Borrower or its Subsidiaries (a) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (b) that involve any of the Credit Documents or the Financing Transactions or (c) which would delay or prevent the Borrower from entering into or performing any of its obligations under the Credit Documents. Neither the Borrower nor its Subsidiaries is subject to any written order, decision, writ, judgment, lien, claim, decree or agreement of any kind which by its terms or effect (i) would result in a Material Adverse Effect, (ii) involve any of the Credit Documents or the Financing Transactions or (iii) would delay or prevent the Borrower from entering into or performing any of its obligations under the Credit Documents.

         9. No part of the proceeds of the Loans made to the Borrower by the Lender pursuant to the Credit Agreement will be used by the Borrower or by any of its Subsidiaries for the purpose of "purchasing" or "carrying" any "margin security" or "margin stock" within the respective meanings of such terms as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

         10. I hereby certify, confirm and attest that I am the duly elected, qualified and acting Chief Executive Officer and President of the Borrower, authorized to execute and deliver the Credit Agreement and the Promissory Note on behalf of the Borrower.

         IN WITNESS WHEREOF, the undersigned has executed this Officer's Certificate on behalf of the Borrower as of January 25, 2002.

                                       vFINANCE, INC.



                                       By: /s/ Leonard J. Sokolow
                                           -------------------------------------
                                               Leonard J. Sokolow
                                               Chief Executive Officer and
                                               President

         I, Richard Campanella, do hereby certify that I am the duly elected, qualified acting Secretary of the Borrower and that the signature subscribed to the foregoing certificate purporting to be the signature of Leonard J. Sokolow is the genuine signature of said person and such person is the duly elected, qualified and acting Chief Executive Officer and President of the Borrower as of the date hereinabove written.

                                       By: /s/ Richard Campanella
                                           -------------------------------------
                                               Richard Campanella, Secretary

                                   SCHEDULE A

                                 vFINANCE, INC.

                     UNANIMOUS WRITTEN CONSENT OF DIRECTORS
                               IN LIEU OF MEETING

         The undersigned, constituting all of the Directors of vFinance, Inc., a Delaware corporation (the "Corporation"), in accordance with the authority contained in Section 141 of the General Corporation Law of Delaware, hereby consent to the adoption of the following resolutions:

RESOLVED:         That the Corporation is authorized to enter into a Credit
                  Agreement between the Corporation and UBS Americas Inc.
                  ("Lender") for loans in an aggregate principal amount of up to $3,000,000 at any one time outstanding (the "Credit
                  Agreement"), pursuant to the terms and conditions set forth in the Credit Agreement, in substantially the form presented to the Board, a copy of which is annexed hereto as Exhibit A
                  (with such changes thereto as shall be deemed advisable by the Chief Executive Officer, as conclusively evidenced by such officer's approval or execution and delivery thereof);

RESOLVED:         That the Chief Executive Officer of the Corporation is hereby authorized to execute and deliver a Promissory Note in substantially the form submitted to the Board, a copy of which is annexed hereto as Exhibit B (with such changes thereto as shall be deemed advisable by the Chief Executive Officer, as conclusively evidenced by such officer's approval or execution and delivery thereof), and to consummate the transactions contemplated thereby;

RESOLVED:         That the Corporation is authorized to enter into a
                  Subordination Agreement, a copy of which is annexed hereto as Exhibit C, among the Corporation, SBI Investments (USA) Inc.
                  f/k/a Best Finance Investments Limited ("SBI Investments") and the Lender to effect the subordination of all indebtedness represented by the promissory note issued in accordance with the Note Purchase Agreement, dated November 28, 2001, as amended on November 30, 2001, December 14, 2001 and December
                  28, 2001, by and between SBI Investments and the Corporation, to the indebtedness of the Corporation to the Lender under the Credit Agreement (with such changes thereto as shall be deemed advisable by the Chief Executive Officer, as conclusively evidenced by such officer's approval or execution and delivery thereof), and to consummate the transactions contemplated thereby;

RESOLVED:         That in connection with the Credit Agreement and the
                  Subordination Agreement, the Chief Executive Officer of the
                  Corporation, in the name of and on behalf of the Corporation, is authorized to execute and deliver any and all related documents, and the execution and delivery thereof by the Corporation, and the consummation of the transactions contemplated thereby, is hereby approved;

RESOLVED:         That the Chief Executive Officer of the Corporation, in the
                  name of and on behalf of the Corporation, is authorized to make amendments or modifications to any one or more of the above-referenced documents and all other agreements, documents, certificates and instruments contemplated or useful in connection therewith which he deems necessary or advisable in connection with the consummation of the proposed transaction, with the approval of such amendments or modifications to be conclusively evidenced by the execution and delivery thereof;

RESOLVED:         That all acts and deeds previously performed by the officers of the Corporation in connection with the foregoing resolutions be, and hereby are, approved, ratified and affirmed in all respects as the acts and deeds of the Corporation.

RESOLVED:         That this Written Consent may be executed in one or more
                  counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Unanimous Written Consent as of the 24 day of January 2002.



                                       -----------------------------------------
                                       Leonard J. Sokolow



                                       -----------------------------------------
                                       Timothy Mahoney

                                    EXHIBIT D

           FORMS OF OPINIONS OF COUNSEL TO SBI INVESTMENTS (USA) INC.

HEWLETT BECK & ARAD
BARRISTERS AT LAW & SOLICITORS

                                                     P.O. Box 119, Palm Chambers
                                                              Road Town, Tortola
                                                          British Virgin Islands
                                                        Telephone (2840 494-2452
                                                       Telecopier (284) 494-6356
                                                    e-mail: hba@intcounselor.com
                                                     http://hba.intcounselor.com

                                                                Associated with:
                                                                Beck & Arad, LLP
                                                                950 Third Avenue
                                                        New York, New York 10022
                                                       Telephone: (212) 319-0800
                                                       Telecopier (212) 750-0101
                                               e-mail: beckarad@intcounselor.com

                                                              January 21, 2002

UBS Americas, Inc.
C/o UBS Paine Webber, Inc.
1285 Avenue of the Americas (11th Floor)
New York, New York 10019

Dear Sirs,

Re: SUBORDINATION AGREEMENT DATED JANUARY ___, 2002 (THE "AGREEMENT") BETWEEN VFINANCE, INC. ("BORROWER"), SBI INVESTMENTS (USA) INC, (FORMERLY BEST FINANCE INVESTMENTS LIMITED) (THE "COMPANY") AND UBS AMERICAS, INC. ("UBS")

We confirm that we are British Virgin Islands ("BVI") Solicitors and are qualified to practice under the laws of the BVI. We have been asked by the Company to deliver this Opinion for the UBS and acknowledge that UBS is relying on this letter in entering into this Agreement.

For the purpose of this Opinion we have inspected a copy of the following:

         (a)      The Agreement

         (b) the current form of the Memorandum and Articles of Association of the Company;

         (c)      the Certificate of Incorporation; and

         (d) Registered Agent's Certificate dated December 21st, 2001 certifying, INTER ALIA, that the Company is in good standing and the identity of the present directors of the Company.

         (e) Minutes of a Meeting of the Directors of the Company dated January 7th, 2002 approving the Agreement and authorizing the Company to execute and deliver same.

For the purpose of expressing our opinion, we have assumed that all signatures and seals are genuine and that all documents supplied to us by facsimile or as copies are complete and conform to the originals and any original documents submitted to us are genuine; and that in executing the Agreement, the Directors are acting BONA FIDE and in the best interests of the Company.

We note that the Agreement refers to a number of other documents, agreements and instruments, both previously entered into and to be entered into simultaneously with the Agreement and incorporates certain provisions of such documents, agreements and instruments, by reference. We have not reviewed any documents other than the Agreement and we express no opinion whatsoever as to any other documents, agreements and instruments. In particular but without limitation, we express no opinion as to whether the Company had the corporate power to execute and deliver any such other document, or whether appropriate corporate action was taken by the Company to authorize such execution and delivery, or as to the import or effect of such other documents, agreements and instruments upon the Agreement and the Company.

We express no opinion as to the enforceability against the Company and validity of the Agreement, which is governed by the law of the State of New York, United States of America.

Based on the above and having regard to the relevant laws of the BVI we are of the following opinion:

         1. The Company is duly incorporated, validly existing and in good standing under the laws of the BVI.

         2. The Company has the corporate power to execute and deliver the Agreement and to comply with its obligations thereunder, and the Company has taken all appropriate corporate action to validly authorise and execute the Agreement.

         3. The execution and delivery by the Company of the Subordination Agreement, the consummation of the transactions contemplated thereby will not (a) require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority in the British Virgin Islands except such as have been obtained or made and are in full force and effect, (b) to our knowledge, violate or result in any default under any order of any Governmental Authority in the British Virgin Islands or (c) otherwise violate any applicable law or regulation of the British Virgin Islands or the organizational documents of the Company.

The opinions herein are expressly limited to the laws of the BVI existing at the date hereof. We do not assume any obligation to notify you on a continuing basis of any change in our opinions or of applicable law after the date hereof. We express no opinion with respect to the laws of any other jurisdiction.

This opinion is limited to the specific matters addressed herein and is issued to and for the sole benefit of the addressees and their successors, assigns and counsel but may not be relied upon by any other party without our written authorisation.

The foregoing opinions represent our current professional judgment but are not a guarantee or warranty as to the certainty of any matter. Where our opinion is expressed to the best of our knowledge, such knowledge is that based solely upon the information furnished to us, having made due inquiry of the Registered Agent or officers of the Company of the facts and circumstances which are the subject of such opinion and without independent investigation or inquiry. The addressees, in accepting this letter, acknowledge such limitation on our engagement with respect to rendering the foregoing opinions and acknowledge further that the rendering of the opinions as expressed herein in light of such limitation, nevertheless represents the appropriate professional standard and is in accordance with the standards anticipated by the addressees.

                                       Yours faithfully,



                                       HEWLETT BECK & ARAD


EACH\mc

                                    SCHEDULES

                                  SCHEDULE 3.03

                                    APPROVALS

                                      None

                                  SCHEDULE 3.06

                                DISCLOSED MATTERS

         1. Brandywine Operating Partnership, L.P. v. First Colonial Securities Group, Inc., Superior Court of New Jersey.

         a.       Former lease space, vacated 2001, 6,130 sq. ft.

         b. Maximum potential claim/exposure $319,012 based on assuming full lease term of February 29, 2004 and landlord does not re lease or fulfill obligation to mitigate damages.

         c. Company has fully accrued for approximately $87,000 in its previously filed financial statements with the SEC and continues to accrue and reserve approximately $10,809 per month for related lease costs.

         d. Company is attempting to sub-let and/or settle with landlord utilizing Company's security deposit.

         2. Kingland Systems Corporation v. Colonial Direct Financial Group, Inc., U.S. District Court for the Northern District of Iowa; Kingland Systems Corporation v. Colonial Direct Financial Group, Inc., U.S. District Court for the Northern Circuit Court, Palm Beach County Florida.

         a. Programming work for Colonial Direct Financial Group, Inc. ("Colonial Direct") web site never delivered/completed by Kingland Systems Corporation ("Kingland"); programming work never properly documented. Neither Company nor any of its subsidiaries or affiliates uses any of the Kingland work product or software in any form or manner whatsoever.

         b.       Claims by Kingland total approximately $293,000 plus interest.

         c. Company has fully accrued for and established reserves of $255,503 for the disputed payables/invoices and promissory note in its financial statements in its previously filed financial statements with the SEC.

         d. Claims are being vigorously defended and are only against the Company's non-Broker Dealer affiliate, Colonial Direct.

         e. Company has refused to respond to offers to engage in settlement discussions with Kingland as of the date hereof.

         3. Fleet National Bank v. Colonial Direct Financial Group, Inc., Superior Court N.J.

         a. Judgment by Fleet National Bank ("Fleet") against Michael Golden (a former controlling shareholder of Colonial Direct) and Colonial Direct in the amount of $315,902.94 for Lines of Credit issued prior to the January 2001 acquisition of Colonial Direct by the Company. In October 2001, the Court entered a summary judgment in favor of Fleet. The period for appeal of the summary judgment expired on December 10, 2001.

         b. Despite such joint liability, the Company has FULLY accrued for and established reserves for this judgment in its previously filed financial statements with the SEC.

         c. Judgment is only against the Company's non-Regulated Affiliate, Colonial Direct.

         4. Fleet v. First Colonial Securities, Inc., Superior Court, N.J.

         a. Judgment by Fleet against First Colonial Securities, Inc. in the amount of $210,928.19 for Letter of Credit issued prior to the January 2001 acquisition by Company. In October 2001, the Court entered a summary judgment in favor of Fleet. The period for appeal of the summary judgment expired on December 10, 2001.

         b. Company has FULLY accrued for and established reserves (including reserves for net capital purposes) for this judgment in its previously filed financial statements with the SEC.

         5. Golden Litigation.

         On May 1, 2001, Michael Golden ("Golden") filed an initial complaint against the Company in the Circuit Court of the 15th Judicial Circuit in and for Palm Beach County, Florida (the "Court"), alleging that the Company breached its January 5, 2001 employment agreement with Golden, which was entered into as a result of the merger between the Company and Colonial Direct Financial Group, Inc. ("Colonial Direct"). Mr. Golden claims that he terminated the agreement for "good reason," as defined in the agreement, and that the Company has failed to pay him severance payments and other benefits as well as accrued commissions and un-reimbursed expenses. In the initial complaint, Golden sought monetary damages from the Company in excess of $50,000 together with interest, attorney's fees and costs.

         On July 13, 2001, the Company filed its answer and affirmative defenses and counterclaims with the Court against Golden and Ben Lichtenberg ("Lichtenberg"), Golden's partner in Colonial Direct, denying all material allegations in the complaint, affirmatively alleging that Golden is not entitled to any severance payments because he was terminated for cause for his insubordination, failure to follow directives of the board of directors of the Company and for breaches of fiduciary duty to the Company. The Company also alleged that both Golden and Lichtenberg violated the merger agreement between Colonial Direct and the Company by breaching certain of the representations and warranties set forth in the merger agreement by, among other things, failing to advise the Company of certain loan agreement defaults, improperly withdrawing approximately $400,000 of capital from Colonial Direct, failing to deliver a closing balance sheet and failing to disclose significant liabilities of Colonial Direct. Claiming that the activities of Golden and Lichtenberg constituted violations of Florida's Securities Investor Protection Act, common law fraud, breach of fiduciary duty, breach of contract, intentional interference with advantageous business relationships, and breach of the implied covenant of good faith and dealing, the Company is seeking indemnification under the merger agreement and additional monetary damages against Golden and Lichtenberg in excess of $15,000.

         In response to the Company's answer, affirmative defenses and counterclaims, on or about September 1, 2001, Golden filed an amended complaint with the Court against the Company, Leonard Sokolow ("Sokolow"), the President and Chief Executive Officer of the Company, and Timothy Mahoney ("Mahoney"), the Chairman of the Board of Directors of the Company. In the amended complaint, Golden alleges that Sokolow and Mahoney made various false representations which induced Golden to enter into the merger agreement and his employment agreement. Golden is seeking monetary damages from the Company, Sokolow and Mahoney in excess of $4.6 million.

         On or about November 30, 2001, the Company was notified by its legal counsel that Lichtenberg had filed an answer, affirmative defenses and counterclaims with the Court in response to the Company's filing with the Court on July 13, 2001. In addition to denying all material allegations in the Company's July 13, 2001 counterclaims against him, Lichtenberg alleges that: (a) the Company breached its employment agreement with him, (b) the Company and Sokolow made various false representations which induced Lichtenberg to enter into the merger agreement and (c) the Company materially breached the Colonial Direct merger agreement. Lichtenberg is seeking delivery from the Company of 414,825 shares of the Company's common stock and monetary damages of at least $488,000 from the Company and Sokolow, jointly and severally.

         6. Default on lease of office space at 50 Broadway, New York, N.Y. As of November 30, 2001, total amount due of $45,590.

NASD ARBITRATIONS


                                                                                                    Date
                                                                        Settlement                Complaint      E&O        Acctg.
Claimant(s)    Resondent(s)            Allegations             Claim     Offered       Case         Made       Covered     Accrual
-----------    ------------            -----------             -----     -------       ----         ----       -------     -------
E. Goldstein   FCSG Paramus   Unauthorized selling to meet   $ 560,000  $  10,000    00-D1199      Nov-99        Yes     $       --
                              house call; failed to
                              execute sell order

F. Oliveri     Gugliere       Unsuitable investments;        $ 192,000  $      -     01-00320      Feb-01        Yes     $   25,000
                              unauthorized trading;
                              excessive trading; forgery
                              and misrepresentation

Catanzarite    Glen           Sales practice abuse           $ 120,000  $      -     01-02037      Mar-01         No     $   25,000
               Merendino

L. D'Alessio   Joel Kamphuis  Unsuitable investments         $ 100,000  $      -     01-02547      May-01         No     $   20,000

P. Allen       Alan Hans      Misappropriation of funds      $  36,000  $      -                   Jul-01         No     $       --

Ronald Ball    Mary Kizer     Unsuitable investments         $ 850,000  $      -     99-04048         -          Yes     $   25,000

Belton         Barovich       Sold in error                  $  35,000  $  10,000                                        $   10,000

Sterling Fin.  VFIN           Raiding                        $ 500,000  $      -                   Oct-01         NO     $       --
                                                                                                                         ---------
   Total                                                                                                                 $  105,000
                                                                                                                         ==========



                                  SCHEDULE 3.07

                             LICENSES AND APPROVALS

National Association of Securities Dealers, Inc.
         vFinance Investments, Inc.
         First Level Capital, Inc.
         vFinance Capital, LC

State Securities Licenses to Conduct Broker-Dealer Activities
         vFinance Investments, Inc. and First Level Capital, Inc.:
                  Colorado
                  Delaware
                  Florida
                  Kansas
                  New Jersey
                  New York
                  North Carolina
                  Texas
                  Oregon
                  Pennsylvania

         vFinance Capital, Inc.:
                  Florida
                  New Jersey

Registered Investment Advisor
         vFinance Advisors LLC

                                  SCHEDULE 3.12

                                 CAPITAL STRUCTURE



                                       Amount of Shares
Name of Beneficial Owner              Beneficially Owned            Percent of Class
------------------------              ------------------            ----------------
Genesis Partners, Inc. (1)                  3,108,333                     14.8%

Highlands Group Holdings, Inc. (2)          2,175,000                     10.4%

Leonard J. Sokolow (3)                      3,702,937                     17.7%

Timothy Mahoney (4)                         3,702,937                     17.7%

Michael E. Golden (5)                       3,043,429                     14.5%

D. Carr Moody (6)                              37,500                       *

David Spector (7)                             205,500                       *

Marc N. Siegel (8)                            670,000                      3.2%

All executive officers and
directors as a group (5 persons)            8,318,874                     39.7%


* Denotes less than 1% ownership.

(1) Genesis Partners, Inc., whose address is 2458 Provence Court, Weston, Florida 33327, is a corporation controlled by Mr. Leonard Sokolow, Chief Executive Officer and President. Mr. Sokolow is deemed the beneficial owner of the 3,108,333 shares held by Genesis Partners, Inc.

(2) Highlands Group Holdings, Inc., whose address is 68 Cayman Place, Palm Beach Gardens, Florida 33418, is wholly-owned by Mr. Timothy Mahoney, Chairman and Chief Operating Officer. Mr. Mahoney, as the owner of Highlands Group Holdings, Inc., is deemed to beneficially own the 2,175,000 shares held by Highlands Group Holdings, Inc.

(3) Includes 3,108,333 shares owned by Genesis Partners, Inc., 234,802 shares held individually by Leonard J. Sokolow and 359,802 vested options to acquire shares of common stock.

(4) Includes 2,175,000 shares owned by Highlands Group Holdings, Inc., 1,168,135 shares held individually by Timothy Mahoney and 359,802 vested options to acquire shares of common stock.

(5) Michael E. Golden was a director of the Company from January 4, 2001 to April 2, 2001.

(6) Mr. D. Carr Moody, Chief Financial Officer, has been granted options to purchase up to 100,000 shares of common stock, an aggregate of 37,500 of which have vested or will vest within 60 days.

(7) Mr. David Spector, a Vice President of our company, has been granted options to purchase up to 475,000 shares of common stock, an aggregate of 205,500 that have vested or will vest within 60 days.

(8) Mr. Marc N. Siegel, a President of one of our significant subsidiaries, owns 455,000 shares of common stock and options to purchase up to 565,000 shares of common stock, an aggregate of 215,000 that have vested or will vest within 60 days.

          SEE ATTACHED LEGAL ENTITY CHART FOR THE BORROWER'S OWNERSHIP
                      INTEREST IN EACH OF ITS SUBSIDIARIES

                                                          vFinance, Inc.
                                                         (parent company)

Colonial Direct                   vFinance
Financial Group,   First Level    Capital,     vFinance         vFinance                                vFinance         vFinance
 Inc. (holding    Capital, Inc.     L.C.    Investors, LLC    Advisor, LLC     Union Atlantic LC      Investments     Holdings, Inc.
   company)                                                                                           Holdings, Inc.

                                             Colonial Direct
    vFinance          Colonial Direct           Retirement
Investments, Inc.        Capital              Services, Inc.
                      Management, Inc.          d/b/a KWT
                                               Consultants



*** Each subsidiary herein is wholly owned.

                                  SCHEDULE 3.16

                             GUARANTEED SUBSIDIARIES

                                      None

                                  SCHEDULE 3.21

                               SECURITIES FILINGS

1. The Company's Form 8-K/A, which was filed with the SEC on March 20, 2001, did not include the signature of an authorized officer of the Company and all of the notes to the financial statements filed therewith. These filing omissions were corrected when the Company filed a Form 8-K/A-2 with the SEC on March 22, 2001.

2. The Company's Form 10-QSB, which was filed with the SEC on November 14, 2001, did not include disclosure of the Company's litigation with Michael Golden. Such litigation is described in paragraph 5 of Schedule
         3.06. The Company filed a Form 10-QSB/A with the SEC on November 20, 2001, which contains disclosure relating to the Golden litigation in
         Item 1, Part II of the Form 10-QSB/A.

                                  SCHEDULE 6.01

                                  INDEBTEDNESS

1. Office Equipment used in the ordinary course of business under Capital Leases (copiers, fax machines, telephone systems, computers).



2. Colonial Direct Financial Group, Inc. ("Colonial Direct"), a non-Regulated Affiliate, has a total of $650,000 in Subordinated Bridge Loans by 3 investors as follows:

                                   Amount of Principal            Maturity Date
                                   -------------------            -------------

                  Investor 1              $250,000                   11/19/01
                  Investor 2              $250,000                   12/20/01
                  Investor 3              $150,000                   12/20/01

3. Colonial Direct Promissory Note to Kingland Systems Corporation, $218,554 (SEE Schedule 3.06, Item 2).

4. Colonial Direct Lines of Credit with Fleet National Bank, $315,902.94 (SEE Schedule 3.06, Item 3).

5. First Colonial Securities Letter of Credit with Fleet National Bank, $210,928.19 (SEE Schedule 3.06, Item 4).

6. Michael Golden $500,000 Promissory Note, held by Borrower as offset to Borrower's claims against Michael Golden.

7.       Gruntal & Co. LLC Promissory Note $42,500.

8. Series B Preferred Stock in the name of Michael Golden but held by Borrower as offset to Borrower's claims against Michael Golden (Redemption Rights).

9. Short sale positions from time to time in the ordinary course of business by the wholesale trading group of Borrower's Regulated Affiliate (s).

10. Sun Trust N.A. $200,000 Letter of Credit in favor of C.B. Richard Ellis, lessor, leased premises 830 Third Avenue, NY, NY, a security for the subject lease. Letter of Credit is secured by a $200,000 restricted cash deposit held by Sun Trust N.A.

11. Default on lease of office space at 50 Broadway, New York, N.Y. As of November 30, 2001, total amount due of approximately $45,590.

         All of the above Indebtedness is properly reflected and/or disclosed in the Borrower's filings with the SEC.

                                  SCHEDULE 6.02

                                      LIENS

1. Summit Bank lien on furniture and equipment of Colonial Direct Financial Group UCC-1 dated May 2, 2000.

                                SCHEDULE 7.01(f)

                  PAYMENTS IN RESPECT OF MATERIAL INDEBTEDNESS

1. Fleet National Bank v. Colonial Direct Financial Group, Inc., Superior Court N.J.

         a. Judgment by Fleet National Bank ("Fleet") against Michael Golden (a former controlling shareholder of Colonial Direct) and Colonial Direct in the amount of $315,902.94 for Lines of Credit issued prior to the Company's January 2001 acquisition of Colonial Direct. In October 2001, the Court entered a summary judgment in favor of Fleet. The period for appeal of the summary judgment expired on December 10, 2001.

         b. Despite such joint liability, the Company has FULLY accrued for and established reserves for this judgment in its previously filed financial statements with the SEC.

         c. Judgment is only against the Company's non-Regulated Affiliate, Colonial Direct.

2.       Fleet v. First Colonial Securities, Inc., Superior Court, N.J.

         a. Judgment by Fleet against First Colonial Securities, Inc. in the amount of $210,928.19 for Letter of Credit issued prior to the Company's January 2001 acquisition of Colonial Direct. In October 2001, the Court entered a summary judgment in favor of Fleet. The period for appeal of the summary judgment expired on December 10, 2001.

         b. The Company has FULLY accrued for and established reserves (including reserves for net capital purposes) for this judgment in its previously filed financial statements with the SEC.

3. Kingland Systems Corporation v. Colonial Direct Financial Group, Inc. See paragraph 2 of Schedule 3.06, which is incorporated herein by reference.

4. Subordinated Bridge Loans. See paragraph 2 of Schedule 6.01, which is incorporated herein by reference.

                                SCHEDULE 7.01(J)

                                    JUDGMENTS

1. Fleet National Bank v. Colonial Direct Financial Group, Inc., Superior Court N.J.

         a. Judgment by Fleet National Bank ("Fleet") against Michael Golden (a former controlling shareholder of Colonial Direct) and Colonial Direct in the amount of $315,902.94 for Lines of Credit issued prior to the Company's January 2001 acquisition of Colonial Direct. In October 2001, the Court entered a summary judgment in favor of Fleet. The period for appeal of the summary judgment expired on December 10, 2001.

         b. Despite such joint liability, the Company has FULLY accrued for and established reserves for this judgment in its previously filed financial statements with the SEC.

         c. Judgment is only against the Company's non-Regulated Affiliate, Colonial Direct.

2.       Fleet v. First Colonial Securities, Inc., Superior Court, N.J.

         a. Judgment by Fleet against First Colonial Securities, Inc. in the amount of $210,928.19 for Letter of Credit issued prior to the Company's January 2001 acquisition of Colonial Direct. In October 2001, the Court entered a summary judgment in favor of Fleet. The period for appeal of the summary judgment expired on December 10, 2001.

         b. The Company has FULLY accrued for and established reserves (including reserves for net capital purposes) for this judgment in its previously filed financial statements with the SEC.